EXHIBIT 10.11

LOAN AND SECURITY AGREEMENT

Dated as of September 5, 2007

between

EMPHASYS MEDICAL, INC.

a Delaware corporation,

as “Borrower”,

and

VENTURE LENDING & LEASING IV, INC.,

a Maryland corporation,

and

VENTURE LENDING & LEASING V, INC.,

a Maryland corporation,

each, as “Lender”

LOAN AND SECURITY AGREEMENT

The Borrower and each of Venture Lending & Leasing IV, Inc. (“VLL4”) and Venture Lending & Leasing V, Inc. (“VLL5”) have entered or anticipate entering into one or more transactions pursuant to which each Lender severally and not jointly agrees to make available to Borrower a loan facility governed by the terms and conditions set forth in this document and one or more Supplements executed by Borrower and Lender which incorporate this document by reference. Each Supplement constitutes a supplement to and forms part of this document, and will be read and construed as one with this document, so that this document and the Supplement constitute a single agreement between the parties (collectively referred to as this “Agreement”).

Accordingly, the parties agree as follows:

ARTICLE 1 - INTERPRETATION

1.1 Definitions. The terms defined in Article 10 and in the Supplement will have the meanings therein specified for purposes of this Agreement.

1.2 Inconsistency. In the event of any inconsistency between the provisions of any Supplement and this document, the provisions of the Supplement will be controlling for the purpose of all relevant transactions.

1.3 Several Obligations of Lender. The parties are entering into this single Agreement for convenience, and this Agreement is and shall be interpreted for all purposes as separate and distinct agreements between Borrower and VLL4, on the one hand, and Borrower and VLL5, on the other hand, and nothing in this Agreement shall be deemed a joint venture, partnership or other association between VLL4 and VLL5. Each reference in this Agreement to “Lender” shall mean and refer to each of VLL4 and VLL5, singly and independent of one another. Without limiting the generality of the foregoing, the Commitment, covenants and other obligations of “Lender” under this Agreement are several and not joint obligations of VLL4 and VLL5, and all rights and remedies of “Lender” under this Agreement may be exercised by VLL4 and/or VLL5 independently of one another.

ARTICLE 2 - THE COMMITMENT AND LOANS

2.1 The Commitment. Subject to the terms and conditions of this Agreement, Lender agrees to make term loans to Borrower from time to time from the Closing Date and to, but not including, the Termination Date in an aggregate principal amount not exceeding the Commitment. The Commitment is not a revolving credit commitment, and Borrower does not have the right to repay and reborrow hereunder. Each Loan requested by Borrower to be made on a single Business Day shall be for a minimum principal amount set forth in the Supplement, except to the extent the remaining Commitment is a lesser amount.

2.2 Notes Evidencing Loans; Repayment. Each Loan shall be evidenced by a separate Note payable to the order of Lender, in the total principal amount of the Loan. Principal and interest of each Loan shall be payable at the times set forth in the Note and regularly scheduled payments thereof and shall be effected by automatic debit of the appropriate funds from Borrower’s Primary Operating Account as specified in the Supplement hereto.

2.3 Procedures for Borrowing.

(a) At least five (5) Business Days’ prior to a proposed Borrowing Date, Lender shall have received from the Borrower a written request for a borrowing hereunder (a “Borrowing Request”). Each Borrowing Request shall be in substantially the form of Exhibit “B” to the Supplement, shall be executed by a responsible executive or financial officer of Borrower, and shall state how much is requested, and shall be accompanied by such other information and documentation as Lender may reasonably request, including the original executed Note(s) for the Loan(s) covered by the Borrowing Request.

(b) No later than 1:00 p.m. Pacific Standard Time on the Borrowing Date, if Borrower has satisfied the conditions precedent in Article 4, Lender shall make the Loan available to Borrower in immediately available funds.

2.4 Interest. Except as otherwise specified in the applicable Note and/or Supplement, Basic Interest on the outstanding principal balance of each Loan shall accrue daily at the Designated Rate from the Borrowing Date until the Maturity Date. If the outstanding principal balance of such Loan is not paid on the Maturity Date, interest shall accrue at the Default Rate until paid in full, as further set forth herein.

2.5 Intentionally Omitted.

2.6 Interest Rate Calculation. Basic Interest, along with charges and fees under this Agreement and any Loan Document, shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. In no event shall Borrower be obligated to pay Lender interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

2.7 Default Interest. Any unpaid payments of principal or interest with respect to any Loan shall bear interest from their respective maturities, whether scheduled or accelerated, at the Designated Rate for such Loan plus five percent (5.00%) per annum, until paid in full, whether before or after judgment (the “Default Rate”). Borrower shall pay such interest on demand.

2.8 Late Charges. If Borrower is late in making any payment of principal or interest under this Agreement by more than five (5) Business Days, Borrower agrees to pay a late charge of five percent (5%) of the installment due, but not less than fifty dollars ($50.00) for any one such delinquent payment. This late charge may be charged by Lender for the purpose of defraying the expenses incidental to the handling of such delinquent amounts. Borrower acknowledges that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Agreement and represents a fair and reasonable estimate of the costs that will be sustained by Lender due to the failure of Borrower to make timely payments. Borrower further agrees that proof of actual damages would be costly and inconvenient. Such late charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid or to declare a default under this Agreement or any of the other Loan Documents or from exercising any other rights and remedies of Lender.

2.9 Lender’s Records. Principal, Basic Interest, and all other sums owed under any Loan Document shall be evidenced by entries in records maintained by Lender for such purpose. Each payment on and any other credits with respect to principal, Basic Interest and all other sums outstanding under any Loan Document shall be evidenced by entries in such records. Absent manifest error, Lender’s records shall be prima facie evidence thereof.

2.10 Grant of Security Interests; Filing of Financing Statements.

(a) To secure the timely payment and performance of all of Borrower’s Obligations to Lender, Borrower hereby grants to Lender continuing security interests in all of the Collateral. In connection with the foregoing, Borrower authorizes Lender to prepare and file any financing statements describing the Collateral without otherwise obtaining the Borrower’s signature or consent with respect to the filing of such financing statements.

(b) Borrower is and shall remain absolutely and unconditionally liable for the performance of its obligations under the Loan Documents, including, without limitation, any deficiency by reason of the failure of the Collateral to satisfy all amounts due Lender under any of the Loan Documents.

(c) All Collateral pledged by Borrower under this Agreement and any Supplement shall secure the timely payment and performance of all Obligations under this Agreement, the Notes and the other Loan Documents. Except as expressly provided in this Agreement, no Collateral pledged under this Agreement or any Supplement shall be released until such time as all Obligations under this Agreement and the other Loan Documents have been satisfied and paid in full.

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants that, except as set forth in the Supplement or any schedule of exceptions executed by the parties, as of the Closing Date and each Borrowing Date:

3.1 Due Organization. Borrower is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation, and is duly qualified to conduct business and is in good standing in each other jurisdiction in which its business is conducted or its properties are located, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

3.2 Authorization, Validity and Enforceability. The execution, delivery and performance of all Loan

Documents executed by Borrower are within Borrower’s powers, have been duly authorized, and are not in conflict with Borrower’s articles or certificate of incorporation or by-laws, or the terms of any charter or other organizational document of Borrower, as amended from time to time; and all such Loan Documents constitute valid and binding obligations of Borrower, enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights in general, and subject to general principles of equity).

3.3 Compliance with Applicable Laws. Borrower has complied with all licensing, permit and fictitious name requirements necessary to lawfully conduct the business in which it is engaged, and to any sales, leases or the furnishing of services by Borrower, including without limitation those requiring consumer or other disclosures, the noncompliance with which would have a Material Adverse Effect.

3.4 No Conflict. The execution, delivery, and performance by Borrower of all Loan Documents are not in conflict with any law, rule, regulation, order or directive applicable to Borrower, or any indenture, agreement, or undertaking to which Borrower is a party or by which Borrower may be bound or affected, in each case, the noncompliance with which would have a Material Adverse Effect. Without limiting the generality of the foregoing, the issuance of the Warrant to Lender (or its designee) and the grant of registration rights in connection therewith do not violate any agreement or instrument by which Borrower is bound or require the consent of any holders of Borrower’s securities other than consents which have been obtained prior to the Closing Date.

3.5 No Litigation, Claims or Proceedings. There is no litigation, tax claim, proceeding or dispute pending, or, to the knowledge of Borrower, threatened against or affecting Borrower, its property or the conduct of its business which, if adversely determined could reasonably be expected to have a Material Adverse Effect.

3.6 Correctness of Financial Statements. Borrower’s financial statements which have been delivered to Lender fairly and accurately reflect Borrower’s financial condition in all material respects as of the latest date of such financial statements; and, since that date there has been no Material Adverse Change.

3.7 No Subsidiaries. Borrower is not a majority owner of or in a control relationship with any other business entity.

3.8 Environmental Matters. To its knowledge after reasonable inquiry, Borrower has concluded that Borrower is in compliance with Environmental Laws, except to the extent a failure to be in such compliance could not reasonably be expected to have a Material Adverse Effect.

3.9 No Event of Default. No Default or Event of Default has occurred and is continuing.

3.10 Full Disclosure. None of the representations or warranties made by Borrower in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of Borrower in connection with the Loan Documents (including disclosure materials delivered by or on behalf of Borrower to Lender prior to the Closing Date or pursuant to Section 5.2 hereof), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

3.11 Specific Representations Regarding Collateral.

(a) Title. Except for the security interests created by this Agreement and Permitted Liens, (i) Borrower is and will be the unconditional legal and beneficial owner of the Collateral, and (ii) the Collateral is genuine and subject to no Liens, rights or defenses of others. With respect to the Borrower’s Intellectual Property, and other than Permitted Liens, there exists no assignments or encumbrances of record with the U.S. Patent and Trademark Office or U.S. Copyright Office affecting any Collateral in favor of any third party other than Lender.

(b) Rights to Payment. The names of the obligors, amount owing to Borrower, due dates and all other information with respect to the Rights to Payment are and will be correctly stated in all material respects in all Records relating to the Rights to Payment. Borrower further represents and warrants, to its knowledge, that each Person appearing to be obligated on a Right to Payment has authority and capacity to contract and is bound as it appears to be.

(c) Location of Collateral. Borrower’s chief executive office, Inventory, Records, Equipment, and any other offices or places of business are located at the address(es) shown on the Supplement.

(d) Business Names. Other than its full corporate name, Borrower has not conducted business using any trade names or fictitious business names except as shown on the Supplement.

3.12 Copyrights, Patents, Trademarks and Licenses.

(a) To its knowledge, Borrower owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other similar rights that are reasonably necessary for the operation of its business, without conflict with the intellectual property rights of any other Person.

(b) To Borrower’s knowledge, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Borrower infringes upon any intellectual property rights held by any other Person.

(c) No claim or litigation regarding any of the foregoing is pending or, to Borrower’s knowledge, threatened in writing, which could reasonably be expected to have a Material Adverse Effect.

3.13 Regulatory Compliance. Borrower has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower’s failure to comply with ERISA that is reasonably likely to result in Borrower’s incurring any liability that could have a Material Adverse Effect. Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act.

3.14 Survival. The representations and warranties of Borrower as set forth in this Agreement survive the execution and delivery of this Agreement for one year after such representations and warranties were made or deemed to be made.

ARTICLE 4 - CONDITIONS PRECEDENT

4.1 Conditions to First Loan. The obligation of Lender to make its first Loan hereunder is, in addition to the conditions precedent specified in Section 4.2 and in any Supplement, subject to the fulfillment of the following conditions and to the receipt by Lender of the documents described below, duly executed and in form and substance satisfactory to Lender and its counsel:

(a) Resolutions. A certified copy of the resolutions of the Board of Directors of Borrower authorizing the execution, delivery and performance by Borrower of the Loan Documents.

(b) Incumbency and Signatures. A certificate of the secretary of Borrower certifying the names of the officer or officers of Borrower authorized to sign the Loan Documents, together with a sample of the true signature of each such officer.

(c) Legal Opinion. The opinion of legal counsel for Borrower as to such matters as Lender may reasonably request, in substantially the form attached hereto as Exhibit “F”.

(d) Articles and By-Laws. Certified copies of the Articles or Certificate of Incorporation and By-Laws of Borrower, as amended through the Closing Date.

(e) This Agreement. Original counterparts of this Agreement and the initial Supplement, with all schedules completed and attached thereto, and disclosing such information as is acceptable to Lender.

(f) Financing Statements. Filing copies (or other evidence of filing satisfactory to Lender and its counsel) of such UCC financing statements, collateral assignments, account control agreements, and termination statements, with respect to the Collateral as Lender shall request.

(g) Intentionally Omitted.

(h) Lien Searches. UCC lien, judgment, bankruptcy and tax lien searches of Borrower from such jurisdictions or offices as Lender may reasonably request, all as of a date reasonably satisfactory to Lender and its counsel.

(i) Good Standing Certificate. A certificate of status or good standing of Borrower as of a date acceptable to Lender from the jurisdiction of Borrower’s organization and any foreign jurisdictions where Borrower is qualified to do business.

(j) Warrant(s). An original warrant issued by Borrower to Lender (or its designee) exercisable for such number, type and class of shares of Borrower’s capital stock, and for an initial exercise price as is specified in the Supplement.

(k) Insurance Certificates. Insurance certificates showing Lender as loss payee or additional insured.

(l) Other Documents. Such other documents and instruments as Lender may reasonably request to effectuate the intents and purposes of this Agreement.

4.2 Conditions to All Loans. The obligation of Lender to make its initial Loan and each subsequent Loan is subject to the following further conditions precedent that:

(a) No Default. No Default or Event of Default has occurred and is continuing or will result from the making of any such Loan, and the representations and warranties of Borrower contained in Article 3 of this Agreement and Part 3 of the Supplement are true and correct in all material respects as of the Borrowing Date of such Loan.

(b) No Material Adverse Change. No event has occurred with respect to the Borrower that has had or could reasonably be expected to have a Material Adverse Change.

(c) Borrowing Request. Borrower shall have delivered to Lender a Borrowing Request for such Loan.

(d) Note. Borrower shall have delivered an original executed Note evidencing such Loan, substantially in the form attached to the Supplement as an exhibit.

(e) Supplemental Lien Filings. Borrower shall have executed and delivered such amendments or supplements to this Agreement and additional Security Documents, financing statements and third party waivers as Lender may reasonably request in connection with the proposed Loan, in order to create, protect or perfect or to maintain the perfection of Lender’s Liens on the Collateral.

(f) VCOC Limitation. Lender shall not be obligated to make any Loan under its Commitment if at the time of or after giving effect to the proposed Loan Lender would no longer qualify as: (A) a “venture capital operating company” under U.S. Department of Labor Regulations Section 2510.3-101(d), Title 29 of the Code of Federal Regulations, as amended; and (B) a “business development company” under the provisions of federal Investment Company Act of 1940, as amended; and (C) a “regulated investment company” under the provisions of the Internal Revenue Code of 1986, as amended.

(g) Financial Projections. Borrower shall have delivered to Lender Borrower’s business plan and/or financial projections or forecasts as most recently approved by Borrower’s Board of Directors.

ARTICLE 5 - AFFIRMATIVE COVENANTS

During the term of this Agreement and until its performance of all Obligations, Borrower will:

5.1 Notice to Lender. Promptly give written notice to Lender of:

(a) Any litigation or administrative or regulatory proceeding (other than Borrower’s routine FDA proceedings with respect to its products) affecting Borrower where the amount claimed against Borrower is at the Threshold Amount or more, or where the granting of the relief requested could reasonably be expected to have a Material Adverse Effect; or of the acquisition by Borrower of any commercial tort claim, including brief details of such claim and such other information as Lender may reasonably request to enable Lender to better perfect its Lien in such commercial tort claim as Collateral.

(b) Any substantial dispute which may exist between Borrower and any governmental or regulatory authority that could reasonably be expected to result in a Material Change or have a Material Adverse Effect.

(c) The occurrence of any Default or any Event of Default.

(d) Any change in the location of any of Borrower’s places of business or Collateral at least thirty (30) days in advance of such change, or of the establishment of any new, or the discontinuance of any existing, place of business.

(e) Any dispute or default by Borrower or any other party under any joint venture, partnering, distribution, cross-licensing, strategic alliance, collaborative research or manufacturing, license or similar agreement which could reasonably be expected to have a Material Adverse Effect.

(f) Any other matter which has resulted or might reasonably result in a Material Adverse Change.

5.2 Financial Statements. Deliver to Lender or cause to be delivered to Lender, in form and detail satisfactory to Lender the following financial and other information, which Borrower warrants shall be accurate and complete in all material respects:

(a) Prior to a Qualified Public Offering. Prior to a Qualified Public Offering, (i) as soon as available but no later than thirty (30) days after the end of each month, Borrower’s unaudited balance sheet as of the end of such period, and Borrower’s unaudited income statement for such period and for that portion of Borrower’s financial reporting year ending with such period, attested by a responsible financial officer of Borrower as being complete and correct and fairly presenting Borrower’s financial condition and the results of Borrower’s operations; and (ii) as soon as available but no later than thirty (30) days after each fiscal quarter and for the quarter-annual fiscal period then ended, Borrower’s balance sheet as of the end of such period, and Borrower’s income statement for such period and for that portion of Borrower’s financial reporting year ending with such period, prepared in accordance with GAAP (but without footnotes required by GAAP and subject to year end adjustments) and attested by a responsible financial officer of Borrower as being complete and correct and fairly presenting Borrower’s financial condition and the results of Borrower’s operations.

(b) After a Qualified Public Offering. After a Qualified Public Offering, copies of financial statements filed as part of all registration statements and reports that Borrower files or is required to file with the Securities and Exchange Commission (“SEC”) in which financial statements are required as part of the filing by the SEC, no later than seven (7) days after actual filing with the SEC.

(c) Year-End Financial Statements. As soon as available but no later than thirty (30) days after delivery to the Board of Directors, a complete copy of Borrower’s audit report (or, if Borrower’s Board of Directors has waived the requirement for an audit with respect to a particular financial reporting year, then an unaudited report for such year), which shall include balance sheet, income statement, statement of changes in equity and statement of cash flows for such year, prepared in accordance with GAAP and certified by an independent certified public accountant selected by Borrower and reasonably satisfactory to Lender (the “Accountant”). The Accountant’s certification shall not be qualified or limited due to a restricted or limited examination by the Accountant of any material portion of Borrower’s records or otherwise.

(d) Compliance Certificates. Simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate of the chief executive officer or the chief financial officer of Borrower substantially in the form of Exhibit “C” to the Supplement stating whether any Default or Event of Default exists on the date of such certificate, and if so, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto.

(e) Government Required Reports; Press Releases. Promptly after sending, issuing, making available, or filing, copies of all statements released to any news media for publication, all reports, proxy statements, and financial statements that Borrower sends or makes available to its stockholders, and, not later than seven (7) days after actual filing or the date such filing was first due, all registration statements and reports that Borrower files or is required to file with the SEC, or any other governmental or regulatory authority (other than Borrower’s routine FDA and CMS (Centers for Medicare and Medicaid Services) reports or filings).

(f) Other Information. Such other statements, lists of property and accounts, budgets, sales projections, forecasts, reports, operating plans, financial exhibits and information relating to equity financings consummated after the Closing Date (including post-closing capitalization table(s)), or other information as Lender may from time to time reasonably request.

5.3 Managerial Assistance from Lender. Permit Lender to substantially participate in, and substantially influence the conduct of management of Borrower through the exercise of “management rights,” as that term is defined in 29 C.F.R. § 2510.3-101(d), including without limitation the following rights:

(a) Borrower agrees that (i) it will make its officers, directors, employees and affiliates available at such times as Lender may reasonably request for

Lender to consult with and advise as to the conduct of Borrower’s business, its equipment and financing plans, and its financial condition and prospects, (ii) Lender shall have the right to inspect Borrower’s books, records, facilities and properties at reasonable times during normal business hours on reasonable advance notice, and (iii) Lender shall be entitled to recommend prospective candidates for election or nomination for election to Borrower’s Board of Directors and Borrower shall give due consideration to (but shall not be bound by) such recommendations, it being the intention of the parties that Lender shall be entitled through such rights, inter alia, to furnish “significant managerial assistance”, as defined in Section 2(a)(47) of the Investment Company Act of 1940, to Borrower.

(b) Without limiting the generality of (a) above, if Lender reasonably believes that financial or other developments affecting Borrower have impaired or are likely to impair Borrower’s ability to perform its obligations under this Agreement, permit Lender reasonable access to Borrower’s management and/or Board of Directors and opportunity to present Lender’s views with respect to such developments.

Lender shall cooperate with Borrower to ensure that the exercise of Lender’s rights shall not disrupt the business of Borrower. The rights enumerated above shall not be construed as giving Lender control over Borrower’s management or policies.

5.4 Existence. Maintain and preserve Borrower’s existence, present form of business, and all rights and privileges necessary or desirable in the normal course of its business; and keep all Borrower’s property in good working order and condition, ordinary wear and tear excepted.

5.5 Insurance. Obtain and keep in force insurance in such amounts and types as is usual in the type of business conducted by Borrower, with insurance carriers having a policyholder rating of not less than “A” and financial category rating of Class VII in “Best’s Insurance Guide,” unless otherwise approved by Lender. Such insurance policies must be in form and substance reasonably satisfactory to Lender, and shall list Lender as an additional insured or loss payee, as applicable, on endorsement(s) in form reasonably acceptable to Lender. Borrower shall furnish to Lender such endorsements, and upon Lender’s request, copies of any or all such policies. If no Event of Default has occurred and is continuing, proceeds payable under any casualty policy will, at Borrower’s option, be payable to Borrower to replace the property subject to the claim, provided that any such replacement property shall be deemed Collateral in which Lender shall have been granted a first priority security interest. If an Event of Default has occurred and is continuing, then, at Lender’s option, proceeds payable under any policy will be payable to Lender and applied toward the satisfaction of the Obligations.

5.6 Accounting Records. Maintain adequate books, accounts and records, and prepare all financial statements in accordance with GAAP (other than the monthly financial statements required by Section 5.2(a)(i) above), and in compliance with the regulations of any governmental or regulatory authority having jurisdiction over Borrower or Borrower’s business; and permit employees or agents of Lender at such reasonable times as Lender may request, Lender’s expense (unless an Event of Default has occurred and is then continuing, in such case, at Borrower’s expense) to inspect Borrower’s properties, and to examine, and make copies and memoranda of Borrower’s books, accounts and records; provided, that in connection with any such inspection or examination, each such person shall agree in writing to be bound by the confidentiality provisions of Section 9.13 hereof.

5.7 Compliance With Laws. Comply with all laws (including Environmental Laws), rules, regulations applicable to, and all orders and directives of any governmental or regulatory authority having jurisdiction over, Borrower or Borrower’s business, and with all material agreements to which Borrower is a party, except where the failure to so comply would not have a Material Adverse Effect.

5.8 Taxes and Other Liabilities. Pay all Borrower’s Indebtedness when due; pay all taxes and other governmental or regulatory assessments before delinquency or before any penalty attaches thereto, except as may be contested in good faith by the appropriate procedures and for which Borrower shall maintain appropriate reserves; and timely file all required tax returns.

5.9 Special Collateral Covenants.

(a) Maintenance of Collateral; Inspection. Do all things reasonably necessary to maintain, preserve, protect and keep all Collateral in good working order and salable condition, ordinary wear and tear excepted, deal with the Collateral in all ways as are considered good practice by owners of like property, and use the Collateral lawfully and, to the extent applicable, only as permitted by Borrower’s insurance policies. Maintain, or cause to be maintained, complete and accurate Records relating to the Collateral. Upon reasonable prior notice at reasonable times during normal business hours, Borrower hereby authorizes Lender’s officers, employees, representatives and agents to inspect the Collateral and to discuss the Collateral and the Records relating thereto with Borrower’s officers and employees, and, in the case of any Right to Payment, with any Person which is or may be obligated thereon, provided, that in connection with any such inspection or examination, each such person shall agree in writing to be bound by the confidentiality provisions of Section 9.13 hereof.

(b) Documents of Title. Not sign or authorize the signing of any financing statement or other document naming Borrower as debtor or obligor, or acquiesce or cooperate in the issuance of any bill of lading, warehouse receipt or other document or instrument of title with respect to any Collateral, except those negotiated to Lender, or those naming Lender as secured party, or if solely to create, perfect or maintain a Permitted Lien.

(c) Change in Location or Name. Without at least 30 days’ prior written notice to Lender: (a) not relocate any Collateral or Records, its chief executive office, or establish a place of business at a location other than as specified in the Supplement; and (b) not change its name, mailing address, location of Collateral, jurisdiction of incorporation or its legal structure.

(d) Decals, Markings. At the request of Lender, and to the extent possible, firmly affix a decal, stencil or other marking to designated items of Equipment, indicating thereon the security interest of Lender.

(e) Agreement With Real Property Owner/Landlord. Obtain and maintain such acknowledgments, consents, waivers and agreements from the owner, lienholder, mortgagee and landlord with respect to any real property on which Equipment is located as Lender may require, all in form and substance satisfactory to Lender.

(f) Certain Agreements on Rights to Payment. Upon the occurrence and during the continuation of any Defaults, Borrower will not make any material discount, credit, rebate or other reduction in the original amount owing on a Right to Payment or accept in satisfaction of a Right to Payment less than the original amount thereof, other than in the ordinary course of business.

5.10 Authorization for Automated Clearinghouse Funds Transfer. (i) Authorize Lender to initiate debit entries to Borrower’s Primary Operating Account, specified in the Supplement hereto, through Automated Clearinghouse (“ACH”) transfers, in order to satisfy the Obligations; (ii) provide Lender at least thirty (30) days notice of any change in Borrower’s Primary Operating Account; and (iii) grant Lender any additional authorizations necessary to begin ACH debits from a new account which becomes the Primary Operating Account.

ARTICLE 6 - NEGATIVE COVENANTS

During the term of this Agreement and until the performance of all Obligations, Borrower will not (without Lender’s prior written consent, which shall not be unreasonably withheld):

6.1 Indebtedness. Be indebted for borrowed money, the deferred purchase price of property, or leases which would be capitalized in accordance with GAAP; or become liable as a surety, guarantor, accommodation party or otherwise for or upon the obligation of any other Person, except:

(a) Indebtedness incurred for the acquisition of supplies or inventory on normal trade credit; and other indebtedness incurred pursuant to one or more transactions permitted under Section 6.4;

(b) Indebtedness of Borrower under this Agreement; and

(c) Any Indebtedness approved by Lender prior to the Closing Date as shown on Schedule 6.1.

6.2 Liens. Create, incur, assume or permit to exist any Lien, or grant any other Person a negative pledge, on any of Borrower’s property, except Permitted Liens. Borrower and Lender agree that this covenant is not intended to constitute a lien, deed of trust, equitable mortgage, or security interest of any kind on any of Borrower’s real property, and this Agreement shall not be recorded or recordable. Notwithstanding the foregoing, however, violation of this covenant by Borrower shall constitute an Event of Default. Without limiting the generality of the foregoing, and as a material inducement to the Lender’s making of the Commitment and entering into the Loan Documents, Borrower agrees that (i) it shall not assign, mortgage, pledge, grant a security interest in, or encumber any of Borrower’s Intellectual Property, and (ii) it shall not permit the inclusion into any agreement, document, instrument or other arrangement with any Person (except with or in favor of Lender) which directly or indirectly prohibits or has the effect of prohibiting Borrower from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s Intellectual Property, except as is otherwise permitted in Section 6.5(i) of this Agreement, or would otherwise be a “Permitted Lien” hereunder.

6.3 Dividends. Except after a Qualified Public Offering, pay any dividends or purchase, redeem or otherwise acquire or make any other distribution with respect to any of Borrower’s capital stock, except (a) dividends or other distributions solely of capital stock of Borrower, and (b) so long as no Event of Default has occurred and is continuing, repurchases of stock from employees, consultants or other service providers upon termination of employment or other service relationships under reverse vesting or similar repurchase plans not to exceed $100,000 in any calendar year.

6.4 Changes/Mergers. Liquidate or dissolve; or enter into any consolidation, merger or other combination in which the stockholders of the Borrower immediately prior to the first such transaction own less than 50% of the voting stock of the Borrower immediately after giving effect to such transaction or related series of such transactions, except that Borrower may consolidate or merge so long as: (A) the entity that results from such merger or consolidation (the “Surviving Entity”) shall have executed and delivered to Lender an agreement in form and substance reasonably satisfactory to Lender, containing an assumption by the Surviving Entity of the due and punctual payment and performance of all Obligations and performance and observance of each covenant and condition of Borrower in the Loan Documents; (B) all such obligations of the Surviving Entity to Lender shall be guaranteed by any entity that directly or indirectly owns or controls more than 50% of the voting stock of the Surviving Entity; (C) immediately after giving effect to such merger or consolidation, no Event of Default or, event which with the lapse of time or giving of notice or both, would result in an Event of Default shall have occurred and be continuing; and (D) the credit risk to Lender, in its sole and good faith discretion, of the Surviving Entity shall not be increased. In determining whether the proposed merger or consolidation would result in an increased credit risk, Lender may consider, among other things, changes in Borrower’s management team, employee base, access to equity markets, venture capital support, financial position and/or disposition of intellectual property rights which may reasonably be anticipated as a result of the transaction. For the purposes of clarification, the initial sale of the Borrower’s equity securities to the public pursuant to a registration statement filed under the Securities Act of 1933, as amended, shall not be a transaction subject to this Section 6.4.

6.5 Sales of Assets. Sell, transfer, lease, license or otherwise dispose of (a “Transfer”) any substantial or material portion of Borrower’s assets except (i) non-exclusive licenses of Intellectual Property in the ordinary course of business consistent with industry practice; (ii) Transfers of damaged, worn-out, obsolete or surplus property (each as determined by the Borrower in its reasonable judgment); (iii) Transfers of Inventory; (iv) Transfers constituting Permitted Liens; and (v) Transfers of Collateral (other than Intellectual Property) for fair consideration and in the ordinary course of its business.

6.6 Intentionally Omitted.

6.7 Transactions With Related Persons. Directly or indirectly enter into any transaction with or for the benefit of a Related Person, except where the terms (in the good faith determination of the Borrower’s Board of Directors) are no more favorable to the Related Person than would have been obtainable in an “arms’ length” dealing.

6.8 Other Business. Engage in any material line of business other than the business Borrower conducts as of the Closing Date.

6.9 Financing Statements and Other Actions. Fail to execute and deliver to Lender all financing statements, notices and other documents (including, without limitation, any filings with the United States Patent and Trademark Office) from time to time reasonably requested by Lender to maintain a first perfected security interest in the Collateral in favor of Lender; perform such other acts, and execute and deliver to Lender such additional conveyances, assignments, agreements and instruments, as Lender may at any time request in connection with the administration and enforcement of this Agreement or Lender’s rights, powers and remedies hereunder.

6.10 Compliance. Become an “investment company” or controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Loan for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Lender’s Lien on the Collateral, or permit any of its subsidiaries to do any of the foregoing.

6.11 Other Deposit and Securities Accounts. Maintain any deposit accounts or accounts holding securities owned by Borrower except (i) Deposit Accounts and investment/securities accounts as set forth in the Supplement, and (ii) other Deposit Accounts and securities/investment accounts, in each case, with respect to which Borrower and Lender shall have taken such action as Lender reasonably deems necessary to obtain a perfected first security interest therein.

6.12 Prepayment of Indebtedness. Prepay, redeem or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness (other than the Loans and any Indebtedness listed on Schedule 6.1). Notwithstanding the foregoing, Lender agrees that the conversion or exchange into Borrower’s equity securities of any Indebtedness (other than the Loans) shall not be prohibited by this Section 6.12.

ARTICLE 7 - EVENTS OF DEFAULT

7.1 Events of Default; Acceleration. Upon the occurrence and during the continuation of any Default, the obligation of Lender to make any additional Loan shall be suspended. The occurrence of any of the following (each, an “Event of Default”) shall terminate any obligation of Lender to make any additional Loan; and shall, at the option of Lender (1) make all sums of Basic Interest and principal, and any Obligations and other amounts owing under any Loan Documents immediately due and payable without notice of default (except as set forth in Section 7.1A), presentment or demand for payment, protest or notice of nonpayment or dishonor or any other notices (except as set forth in Section 7.1A) or demands, and (2) give Lender the right to exercise any other right or remedy provided by contract or applicable law:

(a) Borrower shall fail to pay any principal, interest under this Agreement or any Note, or fail to pay any fees or other charges when due under any Loan Document, and such failure continues for five (5) Business Days or more after the same first becomes due; or an Event of Default as defined in any other Loan Document shall have occurred.

(b) Any representation or warranty made, or financial statement, certificate or other document provided, by Borrower under any Loan Document shall prove to have been false or misleading in any material respect when made or deemed made herein.

(c) Borrower shall fail to pay its debts generally as they become due or shall commence any Insolvency Proceeding with respect to itself; an involuntary Insolvency Proceeding shall be filed against Borrower, or a custodian, receiver, trustee, assignee for the benefit of creditors, or other similar official, shall be appointed to take possession, custody or control of the properties of Borrower, and such involuntary Insolvency Proceeding, petition or appointment is acquiesced to by Borrower or is not dismissed within sixty (60) days; or the dissolution or termination of the business of Borrower.

(d) Borrower shall be in default beyond any applicable period of grace or cure under any other material agreement involving the borrowing of money, the purchase of property, the advance of credit or any other monetary liability of any kind to Lender or to any Person which results in the acceleration of payment of such obligation in an amount in excess of the Threshold Amount.

(e) Any governmental or regulatory authority shall take any judicial or administrative action, or any defined benefit pension plan maintained by Borrower shall have any unfunded liabilities, any of which, in the reasonable judgment of Lender, could reasonably be expected to have a Material Adverse Effect. Notwithstanding the foregoing, this subsection 7.1(e) shall not apply to an action by the U.S. Food and Drug Administration, Centers for Medicare & Medicaid Services or any other similar state, federal or foreign governmental or regulatory authority with respect to matters including, without limitation, the approval or clearance of the sale of Borrower’s products, the recall of Borrower’s products, the coverage or payment for Borrower’s products.

(f) Any sale, transfer or other disposition of all or a substantial or material part of the assets of Borrower, including without limitation to any trust or similar entity, shall occur.

(g) Any judgment(s) singly or in the aggregate in excess of the Threshold Amount shall be entered against Borrower which remain unsatisfied, unvacated or unstayed pending appeal for ten (10) or more days after entry thereof.

(h) At any time prior to the initial sale of Borrower’s equity securities to the public pursuant to a registration statement filed under the Securities Act of 1933, as amended, any Person or two or more Persons (other than any “Excluded Person” as defined below) acting in concert shall have acquired (in a single transaction or series of related transactions) beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of outstanding shares of voting stock of Borrower representing fifty percent (50%) or more of the voting power of all shares of Borrower’s voting stock that are outstanding immediately after such acquisition, provided, however, that this provision shall not apply to any transaction that meets the requirements of Section 6.4 of this Agreement. As used in this paragraph, “Excluded Person” means: (i) any Person who is a stockholder of Borrower as of the Closing Date; (ii) a venture capital firm or similar investment fund or institution; or (iii) an affiliate of any Person described in clause (i) or (ii). For the avoidance of doubt, this subsection 7.1(h) shall not apply to any transaction that satisfies each of the conditions set forth in Section 6.4.

(i) Borrower shall fail to perform or observe any covenant contained in Article 6 of this Agreement.

(j) Borrower shall fail to perform or observe any covenant contained in Article 5 or elsewhere in this Agreement or any other Loan Document (other than a covenant which is dealt with specifically elsewhere in this Article 7) and, if capable of being cured, the breach of such covenant is not cured within 30 days after the sooner to occur of Borrower’s receipt of notice of such breach from Lender or the date on which such breach first becomes known to any officer of Borrower; provided, however that if such breach is not capable of being cured within such 30-day period and Borrower timely notifies Lender of such fact and Borrower diligently pursues such cure, then the cure period shall be extended to the date requested in Borrower’s notice but in no event more than 90 days from the initial breach; provided, further, that such additional 60-day opportunity to cure shall not apply in the case of any failure to perform or observe any covenant which has been the subject of a prior failure within the preceding 180 days or which is a willful and knowing breach by Borrower.

7.1A Notice of Certain Events. If Lender has knowledge of any occurrence that would constitute an Event of Default described in Section 7.1, and in Lender’s reasonable judgment such Event of Default is capable of being cured by Borrower, then Lender will give Borrower notice of such Event of Default prior to accelerating the Obligations and exercising any of the rights and remedies described in Section 7.2

7.2 Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, Lender shall be entitled to, at its option, exercise any or all of the rights and remedies available to a secured party under the UCC or any other applicable law, and exercise any or all of its rights and remedies provided for in this Agreement and in any other Loan Document. The obligations of Borrower under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Obligations is rescinded or must otherwise be returned by Lender upon, on account of, or in connection with, the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though such payment had not been made.

7.3 Sale of Collateral. Upon the occurrence and during the continuance of an Event of Default, Lender may sell all or any part of the Collateral, at public or private sales, to itself, a wholesaler, retailer or investor, for cash, upon credit or for future delivery, and at such price or prices as Lender may deem commercially reasonable. To the extent permitted by law, Borrower hereby specifically waives all rights of redemption and any rights of stay or appraisal which it has or may have under any applicable law in effect from time to time. Any such public or private sales shall be held at such times and at such place(s) as Lender may determine. In case of the sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Lender until the selling price is paid by the purchaser, but Lender shall not incur any liability in case of the failure of such purchaser to pay for the Collateral and, in case of any such failure, such Collateral may be resold. Lender may, instead of exercising its power of sale, proceed to enforce its security interest in the Collateral by seeking a judgment or decree of a court of competent jurisdiction. Without limiting the generality of the foregoing, if an Event of Default is in effect,

(1) Subject to the rights of any third parties, Lender may license, or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Copyrights, Patents or

Trademarks included in the Collateral throughout the world for such term or terms, on such conditions and in such manner as Lender shall in its sole discretion determine;

(2) Lender may (without assuming any obligations or liability thereunder), at any time and from time to time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of Borrower in, to and under any Copyright Licenses, Patent Licenses or Trademark Licenses and take or refrain from taking any action under any thereof, and Borrower hereby releases Lender from, and agrees to hold Lender free and harmless from and against any claims arising out of, any lawful action so taken or omitted to be taken with respect thereto other than claims arising out of Lender’s gross negligence or willful misconduct; and

(3) Upon request by Lender, Borrower will execute and deliver to Lender a power of attorney, in form and substance reasonably satisfactory to Lender for the implementation of any lease, assignment, license, sublicense, grant of option, sale or other disposition of a Copyright, Patent or Trademark. In the event of any such disposition pursuant to this clause 3, Borrower shall supply its know-how and expertise relating to the products or services made or rendered in connection with Patents, the manufacture and sale of the products bearing Trademarks, and its customer lists and other records relating to such Copyrights, Patents or Trademarks and to the distribution of said products, to Lender.

7.4 Borrower’s Obligations Upon Default. Upon the request of Lender after the occurrence and during the continuance of an Event of Default, Borrower will:

(a) Assemble and make available to Lender the Collateral at such place(s) as Lender shall reasonably designate, segregating all Collateral so that each item is capable of identification; and

(b) Subject to the rights of any lessor, permit Lender, by Lender’s officers, employees, agents and representatives, to enter any premises where any Collateral is located, to take possession of the Collateral, to complete the processing, manufacture or repair of any Collateral, and to remove the Collateral, or to conduct any public or private sale of the Collateral, all without any liability of Lender for rent or other compensation for the use of Borrower’s premises.

ARTICLE 8 - SPECIAL COLLATERAL PROVISIONS

8.1 Compromise and Collection. Borrower and Lender recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Rights to Payment; that certain of the Rights to Payment may be or become uncollectible in whole or in part; and that the expense and probability of success of litigating a disputed Right to Payment may exceed the amount that reasonably may be expected to be recovered with respect to such Right to Payment. Borrower hereby authorizes Lender, after and during the continuance of an Event of Default, to compromise with the obligor, accept in full payment of any Right to Payment such amount as Lender shall negotiate with the obligor, or abandon any Right to Payment. Any such action by Lender shall be considered commercially reasonable so long as Lender acts in good faith based on information known to it at the time it takes any such action.

8.2 Performance of Borrower’s Obligations. Without having any obligation to do so, upon reasonable prior notice to Borrower, Lender may perform or pay any obligation which Borrower has agreed to perform or pay under this Agreement, including, without limitation, the payment or discharge of taxes or Liens levied or placed on or threatened against the Collateral. In so performing or paying, Lender shall determine the action to be taken and the amount necessary to discharge such obligations. Borrower shall reimburse Lender on demand for any amounts paid by Lender pursuant to this Section, which amounts shall constitute Obligations secured by the Collateral and shall bear interest from the date of demand at the Default Rate.

8.3 Power of Attorney. For the purpose of protecting and preserving the Collateral and Lender’s rights under this Agreement, Borrower hereby irrevocably appoints Lender, with full power of substitution, as its attorney-in-fact with full power and authority, after the occurrence and during the continuance of an Event of Default, to do any act which Borrower is obligated to do hereunder; to exercise such rights with respect to the Collateral as Borrower might exercise; to use such Inventory, Equipment, Fixtures or other property as Borrower might use; to enter Borrower’s premises; to give notice of Lender’s security interest in, and to collect the Collateral; and before or after Default, to execute and file in Borrower’s name any financing statements, amendments and continuation statements, or account control agreements necessary or desirable to maintain, perfect or continue the perfection of Lender’s security interests in the Collateral. Borrower hereby ratifies all that Lender shall lawfully do or cause to be done by virtue of this appointment.

8.4 Authorization for Lender to Take Certain Action. The power of attorney created in Section 8.3 is a power coupled with an interest and shall be irrevocable. The powers conferred on Lender hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon Lender to exercise such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and in no event shall Lender or any of its directors, officers, employees, agents or representatives be responsible to Borrower for any act or failure to act, except for gross negligence or willful misconduct. After the occurrence and during the continuance of an Event of Default, Lender may exercise this power of attorney without notice to or assent of Borrower, in the name of Borrower, or in Lender’s own name, from time to time in Lender’s sole discretion and at Borrower’s expense. To further carry out the terms of this Agreement, after the occurrence and during the continuance of an Event of Default, Lender may:

(a) Execute any statements or documents or take possession of, and endorse and collect and receive delivery or payment of, any checks, drafts, notes, acceptances or other instruments and documents constituting Collateral, or constituting the payment of amounts due and to become due or any performance to be rendered with respect to the Collateral.

(b) Sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts; drafts, certificates and statements under any commercial or standby letter of credit relating to Collateral; assignments, verifications and notices in connection with Accounts; or any other documents relating to the Collateral, including without limitation the Records.

(c) Use or operate Collateral or any other property of Borrower for the purpose of preserving or liquidating Collateral.

(d) File any claim or take any other action or proceeding in any court of law or equity or as otherwise deemed appropriate by Lender for the purpose of collecting any and all monies due or securing any performance to be rendered with respect to the Collateral.

(e) Commence, prosecute or defend any suits, actions or proceedings or as otherwise deemed appropriate by Lender for the purpose of protecting or collecting the Collateral. In furtherance of this right, upon the occurrence and during the continuance of an Event of Default, Lender may apply for the appointment of a receiver or similar official to operate Borrower’s business.

(f) Prepare, adjust, execute, deliver and receive payment under insurance claims, and collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and apply such amounts at Lender’s sole discretion, toward repayment of the Obligations or replacement of the Collateral.

8.5 Application of Proceeds. Any Proceeds and other monies or property received by Lender pursuant to the terms of this Agreement or any Loan Document may be applied by Lender first to the payment of expenses of collection, including without limitation reasonable attorneys’ fees, and then to the payment of the Obligations in such order of application as Lender may elect.

8.6 Deficiency. If the Proceeds of any disposition of the Collateral are insufficient to cover all costs and expenses of such sale and the payment in full of all the Obligations, plus all other sums required to be expended or distributed by Lender, then Borrower shall be liable for any such deficiency.

8.7 Lender Transfer. Upon the transfer of all or any part of the Obligations, Lender may transfer all or part of the Collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such Collateral so transferred, and the transferee shall be vested with all the rights and powers of Lender hereunder with respect to such Collateral so transferred, but with respect to any Collateral not so transferred, Lender shall retain all rights and powers hereby given.

8.8 Lender’s Duties.

(a) Lender shall use reasonable care in the custody and preservation of any Collateral in its possession. Without limitation on other conduct which may be considered the exercise of reasonable care, Lender shall be deemed to have exercised reasonable care in the custody and preservation of such Collateral if such Collateral is accorded treatment substantially equal to that which Lender accords its own property, it being understood that Lender shall not have any responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, declining value, tenders or other matters relative to any Collateral, regardless of whether Lender has or is deemed to have knowledge of such matters; or taking any necessary steps to preserve any rights against any Person with respect to any Collateral. Under no circumstances shall Lender be responsible for any injury or loss to the Collateral, or any part thereof, arising from any cause beyond the reasonable control of Lender.

(b) Lender may at any time deliver the Collateral or any part thereof to Borrower and the receipt of Borrower shall be a complete and full acquittance for the Collateral so delivered, and Lender shall thereafter be discharged from any liability or responsibility therefor.

(c) Neither Lender, nor any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Lender shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Borrower or any other party through the ordinary negligence of Lender, or any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Lender.

8.9 Termination of Security Interests. Upon the payment in full of the Obligations and satisfaction of all Borrower’s obligations under this Agreement and the other Loan Documents, and if Lender has no further obligations under its Commitment, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Borrower. Upon any such termination, the Lender shall, at Borrower’s expense, execute and deliver to Borrower such documents as Borrower shall reasonably request to evidence such termination.

ARTICLE 9 - GENERAL PROVISIONS

9.1 Notices. Any notice given by any party under any Loan Document shall be in writing and personally delivered, sent by overnight courier, or United States mail, postage prepaid, or sent by facsimile, or other authenticated message, charges prepaid, to the other party’s or parties’ addresses shown on the Supplement. Each party may change the address or facsimile number to which notices, requests and other communications are to be sent by giving written notice of such change to each other party. Notice given by hand delivery shall be deemed received on the date delivered; if sent by overnight courier, on the next Business Day after delivery to the courier service; if by first class mail, on the third Business Day after deposit in the U.S. Mail; and if by facsimile, on the date of transmission.

9.2 Binding Effect. The Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns; provided, however, that Borrower may not assign or transfer Borrower’s rights or obligations under any Loan Document without Lender’s prior written consent which consent shall not be unreasonably withheld. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender’s rights and obligations under the Loan Documents. In connection with any of the foregoing, Lender may disclose all documents and information which Lender now or hereafter may have relating to the Loans, Borrower, or its business; provided that any person who received such information shall have agreed in writing in advance to maintain the confidentiality of such information on terms reasonably acceptable to Borrower. It is the intention of the parties that, as a “venture capital operating company,” each of Venture Lending & Leasing IV, LLC (the parent and sole owner of VLL4), and Venture Lending & Leasing V, LLC (the parent and sole owner of VLL5) (together, “LLC”) shall have the benefit of, and the power to independently exercise, those “management rights” provided to Lender in Section 5.3. To that end, the references to Lender in Sections 4.2(f), 5.1, 5.2, 5.3 and 5.9(a) hereof shall include LLC, and LLC shall have the right to exercise the advisory, inspection, information and other rights given to lender under those Sections independently of Lender. No amendment or modification of this Agreement shall alter or diminish LLC’s rights under the preceding sentence without the consent of LLC.

9.3 No Waiver. Any waiver, consent or approval by Lender of any Event of Default or breach of any provision, condition, or covenant of any Loan Document must be in writing and shall be effective only to the extent set forth in writing. No waiver of any breach or default shall be deemed a waiver of any later breach or default of the same or any other provision of any Loan Document. No failure or delay on the part of Lender in exercising any power, right, or privilege under any Loan Document shall operate as a waiver thereof, and no single or partial exercise of any such power, right, or privilege shall preclude any further exercise thereof or the exercise of any other power, right or privilege. Lender has the right at its sole option to continue to accept interest and/or principal payments due under the Loan Documents after default, and such acceptance shall not constitute a waiver of said default or an extension of the maturity of any Loan unless Lender agrees otherwise in writing.

9.4 Rights Cumulative. All rights and remedies existing under the Loan Documents are cumulative to, and not exclusive of, any other rights or remedies available under contract or applicable law.

9.5 Unenforceable Provisions. Any provision of any Loan Document executed by Borrower which is prohibited or unenforceable in any jurisdiction, shall be so only as to such jurisdiction and only to the extent of such prohibition or unenforceability, but all the remaining provisions of any such Loan Document shall remain valid and enforceable.

9.6 Accounting Terms. Except as otherwise provided in this Agreement, accounting terms and financial covenants and information shall be determined and prepared in accordance with GAAP.

9.7 Indemnification; Exculpation. Borrower shall pay and protect, defend and indemnify Lender and Lender’s employees, officers, directors, shareholders, affiliates, correspondents, agents and representatives (other than Lender, collectively “Agents”) against, and hold Lender and each such Agent harmless from, all claims, actions, proceedings, liabilities, damages, losses, expenses (including, without limitation, attorneys’ fees and costs) and other amounts incurred by Lender and each such Agent, arising from (i) the matters contemplated by this Agreement or any other Loan Documents or (ii) any contention that Borrower has failed to comply with any law, rule, regulation, order or directive applicable to Borrower’s business; provided, however, that this indemnification shall not apply to any of the foregoing incurred solely as the result of Lender’s or any Agent’s gross negligence or willful misconduct. This indemnification shall survive the payment and satisfaction of all of Borrower’s Obligations to Lender.

9.8 Reimbursement. Borrower shall reimburse Lender for all costs and expenses, including without limitation reasonable attorneys’ fees and disbursements expended or incurred by Lender in any arbitration, mediation, judicial reference, legal action or otherwise in connection with (a) the preparation and negotiation of the Loan Documents, (b) the amendment and enforcement of the Loan Documents, including without limitation during any workout, attempted workout, and/or in connection with the rendering of legal advice as to Lender’s rights, remedies and obligations under the Loan Documents, (c) collecting any sum which becomes due Lender under any Loan Document, (d) any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal, or (e) the protection, preservation or enforcement of any rights of Lender. For the purposes of this section, attorneys’ fees shall include, without limitation, fees incurred in connection with the following: (1) contempt proceedings; (2) discovery; (3) any motion, proceeding or other activity of any kind in connection with an Insolvency Proceeding; (4) garnishment, levy, and debtor and third party examinations; and (5) postjudgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment. All of the foregoing costs and expenses shall be payable upon demand by Lender, and if not paid within forty-five (45) days of presentation of invoices shall bear interest at the highest applicable Default Rate.

9.9 Execution in Counterparts. This Agreement may be executed in any number of counterparts which, when taken together, shall constitute but one agreement.

9.10 Entire Agreement. The Loan Documents are intended by the parties as the final expression of their agreement and therefore contain the entire agreement between the parties and supersede all prior understandings or agreements concerning the subject matter hereof. This Agreement may be amended only in a writing signed by Borrower and Lender.

9.11 Governing Law and Jurisdiction.

(a) THIS AGREEMENT AND THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF BORROWER AND LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF BORROWER AND LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING

OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. BORROWER AND LENDER EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

9.12 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, BORROWER AND LENDER EACH WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. BORROWER AND LENDER EACH AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEMS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

9.13 Confidentiality. Lender agrees to hold in confidence any confidential information it receives from Borrower pursuant hereto, except for disclosure: (a) to legal counsel and accountants for Lender, as applicable, or any assignee; (b) to other professional advisors to Lender, as applicable, or any assignee; (c) to regulatory officials having jurisdiction over Lender or any assignee; (d) as required by law or legal process or in connection with any legal proceeding to which Lender (or any assignee) and Borrower are adverse parties; and (e) in connection with a disposition or proposed disposition of any or all of Lender’s rights and benefits hereunder. For purposes of this section, “confidential information” shall mean any information respecting Borrower other than: (i) information which is or becomes generally available to the public other than as a result of a disclosure by Lender or any assignee in violation of this section; (ii) information which becomes available to Lender or any assignee from any other source (other than Borrower) which is not known by Lender or such assignee to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligations of confidentiality to Borrower with respect to the information made available; and (iii) information known by Lender or any assignee on a non-confidential basis prior to its disclosure to Lender or the assignee by Borrower.

ARTICLE 10 - DEFINITIONS

The definitions appearing in this Agreement or any Supplement shall be applicable to both the singular and plural forms of the defined terms:

“Account” means any “account,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to Borrower (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by Borrower or from any other transaction, whether or not the same involves the sale of goods or services by Borrower (including, without limitation, any such obligation that may be characterized as an account or contract right under the UCC) and all of Borrower’s rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Borrower’s rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to Borrower under all purchase orders and contracts for the sale of goods or the performance of services or both by Borrower or in connection with any other transaction (whether or not yet earned by performance on the part of Borrower), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

“Affiliate” means any Person which directly or indirectly controls, is controlled by, or is under common control with Borrower. “Control,” “controlled by” and “under common control with” mean direct or indirect possession of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided, that control shall be conclusively presumed when any Person or affiliated group directly or indirectly owns five percent (5%) or more of the securities having ordinary voting power for the election of directors of a corporation.

“Agreement” means this Loan and Security Agreement and each Supplement thereto, as each may be amended or supplemented from time to time.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended.

“Basic Interest” means the fixed rate of interest payable on the outstanding balance of each Loan at the applicable Designated Rate.

“Borrowing Date” means the Business Day on which the proceeds of a Loan are disbursed by Lender.

“Borrowing Request” means a written request from Borrower in substantially the form of Exhibit “B” to the Supplement, requesting the funding of one or more Loans on a particular Borrowing Date.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close.

“Chattel Paper” means any “chattel paper,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Closing Date” means the date of this Agreement.

“Collateral” means all of Borrower’s right, title and interest in and to the following property, whether now owned or hereafter acquired and wherever located: (a) all Receivables; (b) all Equipment; (c) all Fixtures; (d) all General Intangibles; (e) all Inventory; (f) all Investment Property; (g) all Deposit Accounts; (h) all other Goods and personal property of Borrower, whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located; (i) all Records; and (j) all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

“Commitment” means the obligation of Lender to make Loans to Borrower up to the aggregate principal amount set forth in the Supplement.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Copyrights” means all of the following now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (i) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or of any other country; (ii) all registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (iii) all continuations, renewals or extensions thereof; and (iv) any registrations to be issued under any pending applications.

“Default” means an event which with the giving of notice, passage of time, or both would constitute an Event of Default.

“Default Rate” is defined in Section 2.7.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Designated Rate” means the rate of interest per annum described in the Supplement as being applicable to an outstanding Loan from time to time.

“Documents” means any “documents,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Environmental Laws” means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authorities, in each case relating to environmental, health, or safety matters.

“Equipment” means any “equipment,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Event of Default” means any event described in Section 7.1.

“Fixtures” means any “fixtures,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“GAAP” means generally accepted accounting principles and practices consistent with those principles and practices promulgated or adopted by the Financial Accounting Standards Board and the Board of the American Institute of Certified Public Accountants, their respective predecessors and successors. Each accounting term used but not otherwise expressly defined herein shall have the meaning given it by GAAP.

“General Intangibles” means any “general intangibles,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all right, title and interest that Borrower may now or hereafter have in or under any contract, all customer lists, Copyrights, Trademarks, Patents, websites, domain names, and all applications therefor and reissues, extensions, or renewals thereof, other rights to Intellectual Property, interests in partnerships, joint ventures and other business associations, Licenses, permits, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, recipes, experience, processes, models, drawings, materials and records, goodwill (including, without limitation, the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License), claims in or under insurance policies, including unearned premiums, uncertificated securities, money, cash or cash equivalents, deposit, checking and other bank accounts, rights to sue for past, present and future infringement of Copyrights, Trademarks and Patents, rights to receive tax refunds and other payments and rights of indemnification.

“Goods” means any “goods,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Indebtedness” of any Person means at any date, without duplication and without regard to whether matured or unmatured, absolute or contingent: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all obligations of such Person as lessee under capital leases; (v) all obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance, or similar instrument, whether drawn or undrawn; (vi) all obligations of such Person to purchase securities which arise out of or in connection with the sale of the same or substantially similar securities; (vii) all obligations of such Person to purchase, redeem, exchange, convert or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, except to the extent that such obligations remain performable solely at the option of such Person; (viii) all obligations to repurchase assets previously sold (including any obligation to repurchase any accounts or chattel paper under any factoring, receivables purchase, or similar arrangement); (ix) obligations of such Person under interest rate swap, cap, collar or similar hedging arrangements; and (x) all obligations of others of any type described in clause (i) through clause (ix) above guaranteed by such Person.

“Insolvency Proceeding” means with respect to a Person (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors with respect to such Person, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code, but in each case, excluding any avoidance or similar action against such Person commenced by an assignee for the benefit of creditors, bankruptcy trustee, debtor in possession, or other representative of another Person or such other Person’s estate.

“Instruments” means any “instrument,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Intellectual Property” means all Copyrights, Trademarks, Patents, Licenses, trade secrets, source codes, customer lists, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, skill, expertise, experience, processes, models, drawings, materials, records and goodwill associated with the foregoing.

“Intellectual Property Security Agreement” means any Intellectual Property Security Agreement executed and delivered by Borrower in favor of Lender, as the same may be amended, supplemented, or restated from time to time.

“Inventory” means any “inventory,” as such term is defined in the UCC, wherever located, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest, and, in any event, shall include, without limitation, all inventory, goods and other personal property that are held by or on behalf of Borrower for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process or materials used or consumed or to be used or consumed in Borrower’s business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods, whether or not the same is in transit or in the constructive, actual or exclusive possession of Borrower or is held by others for Borrower’s account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all such property that may be in the possession or custody of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other Persons.

“Investment Property” means any “investment property,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Letter of Credit Rights” means any “letter of credit rights,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest, including any right to payment under any letter of credit.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and any renewals or extensions thereof.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

“Loan” means an extension of credit by Lender under this Agreement.

“Loan Documents” means, individually and collectively, this Loan and Security Agreement, each Supplement, each Note, the Intellectual Property Security Agreement, and any other security or pledge agreement(s), any Warrants issued by Borrower to Lender (or its designee) in connection with this Agreement, and all other contracts, instruments, addenda and documents executed in connection with this Agreement or the extensions of credit which are the subject of this Agreement.

“Material Adverse Effect” or “Material Adverse Change” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or condition (financial or otherwise) of Borrower; (b) a material impairment of the ability of Borrower to perform under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Borrower of any Loan Document.

“Maturity Date” means, with regard to a Loan, the earlier of (i) its maturity by reason of acceleration, or (ii) its stated maturity date in the Note executed by the Borrower evidencing such Loan; and is the date on which payment of all outstanding principal and accrued interest with respect to such Loan is due.

“Note” means a promissory note substantially in the form attached to the Supplement as Exhibit “A”, executed by Borrower evidencing each Loan.

“Obligations” means all debts, obligations and liabilities of Borrower to Lender currently existing or now or hereafter made, incurred or created under, pursuant to or in connection with this Agreement or any other Loan Document, whether voluntary or involuntary and however arising or evidenced, whether direct or acquired by Lender by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Borrower may be liable individually or jointly, or whether recovery upon such debt may be or become barred by any statute of limitations or otherwise unenforceable; and all renewals, extensions and modifications thereof; and all attorneys’ fees and costs incurred by Lender in connection with the collection and enforcement thereof as provided for in any Loan Document.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Patents” means all of the following property now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (a) all letters patent of, or rights corresponding thereto in, the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto in, the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, continuations, continuations-in-part or extensions thereof; (c) all petty patents, divisionals, and patents of addition; and (d) all patents to be issued under any such applications.

“Permitted Lien” means:

(a) involuntary Liens which, in the aggregate, would not have a Material Adverse Effect and which in any event would not exceed, in the aggregate, the Threshold Amount;

(b) Liens for current taxes or other governmental or regulatory assessments which are not delinquent, or which are contested in good faith by the appropriate procedures and for which appropriate reserves are maintained;

(c) security interests on any property held or acquired by Borrower in the ordinary course of business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided, that such Lien attaches solely to the property acquired with such Indebtedness and that the principal amount of such Indebtedness does not exceed one hundred percent (100%) of the cost of such property;

(d) Liens in favor of Lender;

(e) bankers’ liens, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business;

(f) materialmen’s, mechanics’, repairmen’s, employees’ or other like Liens arising in the ordinary course of business and which are not delinquent for more than 45 days or are being contested in good faith by appropriate proceedings;

(g) any judgment, attachment or similar Lien, unless the judgment it secures has not been discharged or execution thereof effectively stayed and bonded against pending appeal within 30 days of the entry thereof;

(h) licenses or sublicenses of Intellectual Property permitted under the Intellectual Property Security Agreement; provided such licenses or sublicenses are for fair consideration, in the ordinary course of Borrower’s business consistent with industry practice, and, solely with respect to any licenses that are not non-exclusive, have been approved by the Borrower’s Board of Directors; and

(i) Liens which have been approved by Lender in writing prior to the Closing Date, as shown on Schedule 6.2.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Proceeds” means “proceeds,” as such term is defined in the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds payable to Borrower from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) any claim of Borrower against third parties (i) for past, present or future infringement of any Copyright, Patent or Patent License or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Qualified Public Offering” means the closing of a firmly underwritten public offering of Borrower’s common stock with aggregate proceeds of not less than $20,000,000 (prior to underwriting expenses and commissions).

“Receivables” means all of Borrower’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, and letters of credit and Letter of Credit Rights.

“Records” means all Borrower’s computer programs, software, hardware, source codes and data processing information, all written documents, books, invoices, ledger sheets, financial information and statements, and all other writings concerning Borrower’s business.

“Related Person” means any Affiliate of Borrower, or any officer, employee, director or equity security holder of Borrower or any Affiliate.

“Rights to Payment” means all Borrower’s accounts, instruments, contract rights, documents, chattel paper and all other rights to payment, including, without limitation, the Accounts, all negotiable certificates of deposit and all rights to payment under any Patent License, any Trademark License, or any commercial or standby letter of credit.

“Security Documents” means this Loan and Security Agreement, the Supplement hereto, the Intellectual Property Security Agreement, and any and all account control agreements, collateral assignments, chattel mortgages, financing statements, amendments to any of the foregoing and other documents from time to time executed or filed to create, perfect or maintain the perfection of Lender’s Liens on the Collateral.

“Subsidiary” means any Person a majority of the equity ownership or voting stock of which is at the time owned by Borrower.

“Supplement” means that certain supplement to the Loan and Security Agreement, as the same may be amended or restated from time to time, and any other supplements entered into between Borrower and Lender, as the same may be amended or restated from time to time.

“Supporting Obligations” means any “supporting obligations,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Termination Date” has the meaning specified in the Supplement.

“Threshold Amount” has the meaning specified in the Supplement.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Trademarks” means all of the following property now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (a) all trademarks, tradenames, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and (b) reissues, extensions or renewals thereof.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions. Unless otherwise defined herein, terms that are defined in the UCC and used herein shall have the meanings given to them in the UCC.

[Signature pages follow]

[Signature page to Loan and Security Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BORROWER:

EMPHASYS MEDICAL, INC.

By:	/s/ Mark Murray
Name:	Mark Murray
Title:	Chief Financial Officer

LENDER:

VENTURE LENDING & LEASING IV, INC.

By:	/s/ Maurice Werdegar
Name:	Maurice Werdegar
Title:	Vice President

VENTURE LENDING & LEASING V, INC.

By:	/s/ Maurice Werdegar
Name:	Maurice Werdegar
Title:	Vice President

[Schedules to Loan and Security Agreement follow]

Schedules to Loan and Security Agreement

dated as of September 5, 2007

between

Emphasys Medical, Inc.

and

Venture Lending & Leasing IV, Inc.

and

Venture Lending & Leasing V, Inc

Schedule 3.

None.

Schedule 6.1. Permitted Indebtedness

None.

Schedule 6.2. Permitted Liens

None.

SUPPLEMENT

to the

Loan and Security Agreement

Dated as of September 5, 2007

between

Emphasys Medical, Inc., (“Borrower”)

and

Venture Lending & Leasing IV, Inc. (“VLL4”)

and

Venture Lending & Leasing V, Inc. (“VLL5”)

(each of VLL4 and VLL5, as “Lender” and collectively as “Lenders”)

This is a Supplement identified in the document entitled Loan and Security Agreement dated as of September 5, 2007, by and among Borrower and Lenders (the “Loan and Security Agreement”). All capitalized terms used in this Supplement and not otherwise defined in this Supplement have the meanings ascribed to them in Article 10 of the Loan and Security Agreement, which is incorporated in its entirety into this Supplement. In the event of any inconsistency between the provisions of that document and this Supplement, this Supplement is controlling.

The parties are entering into this single Supplement to the Loan and Security Agreement for convenience, and this Supplement is and shall be interpreted for all purposes as separate and distinct agreements between Borrower and VLL4, on the one hand, and Borrower and VLL5, on the other hand, and nothing in this Supplement shall be deemed a joint venture, partnership or other association between VLL4 and VLL5. Each reference in this Supplement to “Lender” shall mean and refer to each of VLL4 and VLL5, singly and independent of one another. Without limiting the generality of the foregoing, the Commitment, covenants and other obligations of “Lender” under the Loan and Security Agreement, as supplemented hereby, are several and not joint obligations of VLL4 and VLL5, and all rights and remedies of “Lender” under the Loan and Security Agreement, as supplemented hereby, may be exercised by VLL4 and/or VLL5 independently of one another.

In addition to the provisions of the Loan and Security Agreement, the parties agree as follows:

Part 1. - Additional Definitions:

“Average Expenses” means, as of any date of determination, an amount equal to the quotient of (i) the aggregate dollar amount of operating and other expenses paid and accrued and cash expended (without duplication) by Borrower during each of the three (3) full calendar months most recently ended prior to such date of determination, divided by (ii) three (3). For the avoidance of doubt, “Average Expenses” shall not include non-cash expenses relating to amortization of stock compensation.

“Cash Equivalents” means, as of any date of determination, the following assets or rights of Borrower: (i) marketable direct obligations issued or unconditionally guaranteed by the United States government having maturities of not more than 12 months from the date of acquisition; and (ii) domestic certificates of deposit, demand deposits, and time deposits having maturities of not more than 12 months from the date of acquisition, and overnight bank deposits, in each case issued by a commercial bank organized under the laws of the United States or any state thereof which at the time of acquisition are rated A-1 or better by Standard & Poor’s Corporation (or equivalent), and not subject to any offset rights in favor of such bank arising from any banking relationship with such bank.

“Commitment” means, as the context may require, the VLL4 Commitment or the VLL5 Commitment. Each Lender’s Commitment is several and not joint with the Commitment of the other Lender.

“Designated Rate” means for each Growth Capital Loan a fixed rate of interest per annum equal to the Prime Rate as published on the Business Day on which Lender prepares the Note for such Growth Capital Loan following Borrower’s submission of the Borrowing Request therefor, plus four and 25/100 percent (4.25%); provided, however, that in no event shall the Designated Rate for a Growth Capital Loan be less than twelve and 25/100 percent (12.25%) nor shall it exceed twelve and 75/100 percent (12.75%).

“Growth Capital Loan” means any Loan requested by Borrower and funded by Lender under its Commitment for general corporate purposes of Borrower.

“Loan” or “Loans” mean, as the context may require, individually a Growth Capital Loan, and collectively, the Growth Capital Loans.

“Prime Rate” means the “prime rate” of interest, as published from time to time by The Wall Street Journal in the “Money Rates” section of its Western Edition newspaper.

“Termination Date”: The Termination Date is the earlier of:

(i) the date Lender may terminate making Loans or extending other credit pursuant to the rights of Lender under Article 7 of the Loan and Security Agreement; or

(ii)    (a) as to the First Tranche of the Commitments, September 18, 2007, or within three days after the date on which the Borrower has filed its Premarket Approval Application with the United States Food and Drug Administration should such filing not have occurred prior to September 18, 2007, but in no event later than September 30, 2007

        (b) as to the Second Tranche of the Commitments, October 31, 2007

        (c) as to the Third Tranche of the Commitments, November 30, 2007

        (d) as to the Fourth Tranche of the Commitments, January 31, 2008

“Threshold Amount”: One Hundred Fifty Thousand Dollars ($150,000).

“Unrestricted Cash” means, as of any date of determination, Borrower’s cash on hand and Cash Equivalents which are not subject to a Lien of any Person other than Lender.

“VLL4 Commitment”: Subject to the terms and conditions set forth in the Loan and Security Agreement and this Supplement, VLL4 commits to make Growth Capital Loans to Borrower up to the aggregate original principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000). The Commitment shall be divided into four tranches, the first in the amount of $2,000,000, the second in the amount of $1,500,000, the third in the amount of $1,500,000 and the fourth in the amount of $2,500,000 which shall be referred to herein as the “First Tranche”, “Second Tranche” “Third Tranche”, and “Fourth Tranche”, respectively, of the Commitment. As used herein, the term “Commitment” shall mean the Commitment, the First Tranche thereof, the Second Tranche thereof, etc., or any combination of them, as the context requires.

“VLL5 Commitment”: Subject to the terms and conditions set forth in the Loan and Security Agreement and this Supplement, VLL5 commits to make Growth Capital Loans to Borrower up to the aggregate original principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000). The Commitment shall be divided into four tranches, the first in the amount of $2,000,000, the second in the amount of $1,500,000, the third in the amount of $1,500,000 and the fourth in the amount of $2,500,000 which shall be referred to herein as the “First Tranche”, “Second Tranche” “Third Tranche”, and “Fourth Tranche”, respectively, of the Commitment. As used herein, the term “Commitment” shall mean the Commitment, the First Tranche thereof, the Second Tranche thereof, etc., or any combination of them, as the context requires.

Part 2. - Additional Covenants and Conditions:

1.	Commitment; Use of Proceeds; Limitations on Loans.

(a)     Growth Capital Loans. Subject to the terms and conditions of the Loan and Security Agreement and this Supplement, each Lender agrees to make Growth Capital Loans to Borrower from time to time from the Closing Date up to and including the applicable Termination Date in an aggregate original principal amount up to but not exceeding the then unfunded portion of such Lender’s Commitment. The Loans from the First Tranche of the Commitment shall be made no later than September 18, 2007 or within three days after the date on which the Borrower has filed its Premarket Approval Application with the United States Food and Drug Administration should such filing not have occurred prior to September 18, 2007, but in no event later than September 30, 2007. Loans from the Second, Third and Fourth Tranches of the Commitments may be made at any time after the Closing Date up to the applicable Termination Date with respect to the Second, Third and Fourth Tranches of the Commitments, respectively. The proceeds of each Growth Capital Loan shall be used by Borrower for general corporate purposes.

(b)     Additional Condition Precedent to Initial Funding. In addition to the satisfaction of all the other conditions precedent specified in Section 4.2 of the Loan and Security Agreement and this Supplement, Lender’s obligation to fund the initial Growth Capital Loan is subject to receipt by Lender of evidence satisfactory to it that Borrower has filed its Premarket Approval Application with the United States Food and Drug Administration.

(c)     Repayment of Growth Capital Loans. Principal of and interest on each Growth Capital Loan funded under each Lender’s Commitment shall be payable as set forth in a Note (substantially in the form of Exhibit “A” hereto) evidencing such Loan, which Note shall provide substantially as follows. Principal and interest at the Designated Rate shall be fully amortized over a period of 30 months in equal, monthly installments, commencing after an initial six (6) month period of interest-only monthly payments. In particular, on the Borrowing Date applicable to the Growth Capital Loan evidenced by such Note, Borrower shall pay to Lender (i) if the Borrowing Date is not the first day of the month, interest only at the Designated Rate, in advance, on the principal balance of the Loan evidenced by such Note, for the period from such Borrowing Date through the last day of the calendar month in which such Borrowing Date occurs, and (ii) the first interest only installment at the Designated Rate, in advance, on the principal balance of the Growth Capital Loan evidenced by such Note for the ensuing month. Commencing on the first day of the second full month after the Borrowing Date, and continuing on the first day of each of the third, fourth, fifth and sixth full months, Borrower shall pay interest only at the Designated Rate, in advance, on the outstanding principal balance of the Loan evidenced by such Note for the ensuing month. Commencing on the first day of the seventh full calendar month after the Borrowing Date, and continuing on the first day of each consecutive calendar month thereafter, principal and interest at the Designated Rate shall be payable, in advance, in 30 equal consecutive installments in an amount sufficient to fully amortize the Loan evidenced by such Note.

2.       Voluntary Prepayments. No Loan may be voluntarily prepaid except as provided in this Section 2 of Part 2 of this Supplement. Borrower may voluntarily prepay, without penalty, all, but not less than all, Loans in whole but not in part at any time by tendering to Lender cash payment in respect of such Loans in an amount equal to the sum of: (i) the accrued and unpaid interest on such Loan as of the date of prepayment, and (ii) an amount equal to the total amount of all scheduled but unpaid payments that would have accrued and been payable from the date of prepayment through the stated Maturity Date of the Loan had they remained outstanding and been paid in accordance with the terms of the related Note.

3.       Special Provisions Relating to Lien on Intellectual Property; Scope of Collateral Security for Loans; Negative Pledge on Intellectual Property.

(a)     Initial Exclusion of IP from “Collateral.” In reliance on Borrower’s covenant in Section 6.2 of the Loan and Security Agreement to keep all of their Intellectual Property assets free and clear of Liens other than as set forth in Section 6.2, Lender has agreed, subject to the provisions of this Supplement, to exclude Intellectual Property from the Collateral over which Borrower has granted to Lender a Lien to secure the Obligations; provided that Collateral shall include Accounts and General Intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the Intellectual Property (the “IP Rights to Payment”); and further provided, that if at any time while the Obligations are outstanding a judicial authority (including a U.S. Bankruptcy Court) determines that a security interest in intellectual property is necessary to the creation or perfection of Lender’s Lien in the IP Rights to Payment, then the Collateral shall automatically, retroactive to the Closing Date, include the Intellectual Property solely to the extent necessary to permit perfection of Lender’s security interest in the IP Rights to Payment. Consistent with the foregoing, notwithstanding anything to the contrary in Section 2.10 of the Loan and Security Agreement, or in the definition of “Collateral” or elsewhere in Article 10 of the Loan and Security Agreement, Borrower’s initial grant and the perfection of security interests in its assets as security for the Obligations and the definition of “Collateral” shall be limited to the following:

“Collateral” means all of Borrower’s right, title and interest in and to the following property, whether now owned or hereafter acquired and wherever located: (a) all Receivables; (b) all Equipment; (c) all Fixtures; (d) all General Intangibles (subject to the exclusion described below with respect to Intellectual Property); (e) all Inventory; (f) all Investment Property; (g) all Deposit Accounts; (h) all other Goods and personal property of Borrower (subject to the exclusion described below with respect to Intellectual Property), whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located; (i) all Records; and (j) all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing. Notwithstanding the foregoing, the Collateral shall not include Intellectual Property; provided, however, that the Collateral shall include all Accounts and General Intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the Intellectual Property (the “IP Rights to Payment”); provided, further, that if at any time while the Obligations are outstanding a judicial authority (including a U.S. Bankruptcy Court) determines that a security interest in the intellectual property is necessary to the creation or perfection of Lender’s Lien in the IP Rights to Payment, then the Collateral shall automatically, retroactive to the Closing Date, include the Intellectual Property solely to the extent necessary to permit perfection of Lender’s security interest in the IP Rights to Payment.

(b)     IP Lien Upon Reduced Liquidity; Release of IP Lien Upon Equity Funding. Borrower agrees that if at any time its Unrestricted Cash is less than 500% of Average Expenses (the “Ratio”), then the definition of Collateral in Article 10 of the Loan and Security Agreement shall be amended automatically and immediately, without any further action or writing required by the parties, to read as stated in Article 10 of the Loan and Security Agreement without reference to Section 3(a) above, such that all of Borrower’s Intellectual Property then owned and thereafter arising or acquired becomes part of the Collateral for all purposes of the Loan and Security Agreement. Borrower agrees to include a calculation of the Ratio as part of each Compliance Certificate furnished to Lender pursuant to Section 5.2(c) of the Loan and Security Agreement. In connection with the amendment of the definition of Collateral as described in this Section 3(b): (A) Lender may file an amendment to its UCC-1 financing statement to reflect the broader scope of the Collateral to cover Intellectual Property; (B) Borrower shall execute and deliver, at Borrower’s sole cost and expense, all documents and instruments reasonably necessary to perfect such Lien, including an Intellectual Property Security Agreement, substantially the form attached hereto as Exhibit “G”; and (C) Lender shall have verified by customary lien searches that upon filing such amendment to its financing statement and other perfection documents Lender will have a perfected Lien of first priority against all Intellectual Property subject only to Permitted Liens. If thereafter Borrower’s Unrestricted Cash is greater than

1200% of Average Expenses, then so long no Event of Default has occurred and is then continuing, Lender agrees upon written request of Borrower, to release its Lien with respect to that portion of the Collateral consisting of Intellectual Property, and upon such release of Lien the provisions of Section 3(a) above shall become applicable and Borrower shall again be subject to the Ratio.

4.         Forbearance of Exercise of Remedies Against Intellectual Property. The provisions of the following Section 4 shall apply at any time that a Lien of Lender extends to and covers Borrower’s Intellectual Property as part of the Collateral pursuant to Section 3(b) above.

(a)        Notwithstanding anything to the contrary contained in Article 7 and 8 of the Loan and Security Agreement or elsewhere in the Loan Documents (including the Intellectual Property Security Agreement, that is described in Section 3(b) above), following the occurrence and during the continuance of an Event of Default, other than (1) an Event of Default under Section 7.1(c) of the Loan and Security Agreement involving a voluntary Insolvency Proceeding (but not involving Borrower’s failure to pay its debts generally as the same become due as referred to in the first clause of such Section 7.1(c), if that is the sole reason for the Event of Default), (2) dissolution of Borrower or termination of Borrower’s operations, or (3) an Event of Default under Section 7.1(f) or (h) of the Loan and Security Agreement, if at such time Lender has a Lien on Intellectual Property pursuant to Section 3 above, each Lender agrees to forbear from selling, leasing, licensing or otherwise disposing of any Collateral comprising Intellectual Property for a period of up to ninety (90) days after the occurrence of such Event of Default (such period being referred to herein as a “Forbearance Period”), provided that at all times during the Forbearance Period:

(i) Borrower shall continue to have a duly constituted and acting board of directors, and executive management working on a full time basis for Borrower;

(ii) Borrower is able to demonstrate to the reasonable satisfaction of Lender that Borrower is exercising on a continuous and diligent basis reasonable commercial efforts to consummate a financing or other transaction that will enable it to satisfy and discharge its Obligations to Lender;

(iii) Borrower shall cooperate with Lender in its exercise of rights under Sections 5.3(a)(i), 5.3(b) and 5.9(a) of the Loan and Security Agreement;

(iv) No Insolvency Proceeding is commenced by or against Borrower; and

(v) No Person who holds or acquires a Lien on or against all or any material portion of Borrower’s Intellectual Property actually exercises foreclosure or similar remedies against such property.

Subject to paragraph (b) below, upon Borrower’s failure to comply with the conditions described in clauses (i) through (iii) or the occurrence of any of event described under clauses (iv) or (v) above, the Forbearance Period shall immediately and automatically terminate and Lender may thereupon commence, continue and complete any exercise of its rights and remedies against Intellectual Property Collateral, all as provided in the Loan Documents and under applicable law.

(b) If during the Forbearance Period, any Lender proposes or arranges a private or public sale of any portion of the Intellectual Property Collateral (which sale shall not be consummated during the Forbearance Period), Lender shall give notice of such proposed sale to Borrower, including notice of the minimum price to be paid or bid in such sale. If Borrower’s Board of Directors determines in good faith that the proposed sale would not be commercially reasonable, then Borrower may, within ten (10) Business Days of receipt of the initial notice from Lender, deliver a written objection, following which the parties agree to meet promptly and to confer in good faith to resolve any disagreements as to value or the proposed sale. Unless the parties have otherwise agreed as a result of such meet-and-confer, Borrower shall obtain, at its sole expense, within sixty (60) days after the initial notice from

Lender, a written appraisal of the orderly liquidation value of the Intellectual Property, prepared by a recognized, independent appraiser with experience evaluating similar types of property (in which event, the 90-day limitation on the Forbearance Period shall be extended if, and only as, necessary to afford Borrower the full sixty (60) days to obtain such appraisal). If such appraisal is not timely delivered, or if the value concluded by the independent appraisal is not more than one hundred twenty percent (120%) of the minimum price or bid in any transaction proposed by Lender for the same Intellectual Property Collateral, then Lender may proceed with the proposed transaction (but not sooner than 120 days after the occurrence of an Event of Default unless Borrower approves otherwise) on price terms not materially more favorable to the transferee than originally proposed by Lender. If the value concluded by the independent appraisal is more than one hundred twenty percent (120%) of the minimum price or bid in any transaction proposed by Lender, then the 90-day limitation on the Forbearance Period (as may have been extended for the appraisal as aforesaid) shall be extended and the parties shall cooperate with one another to realize the higher valuation, provided that if the Forbearance Period (as so extended) terminates for any reason other than that set forth in clause (ii) of paragraph (a) above, Lender may thereupon commence, continue and complete any exercise of its rights and remedies against Intellectual Property Collateral, all as provided in the Loan Documents and under applicable law, and in all events, Lender shall be free to enforce such rights and remedies and complete one or more sales or other dispositions of the Intellectual Property after the earlier of (i) one hundred eighty (180) days after the occurrence of the Event of Default, or (ii) one hundred twenty (120) days after the delivery of the appraisal report to Borrower.

(c) At any time during the Forbearance Period, each Lender will discontinue and forbear from enforcing its rights and remedies against the Collateral upon tender to Lender by Borrower or by another Person for its account all amounts payable under Section 2 of Part 2 hereunder.

5.     Subordination of Debt. During the term of the Loan and Security Agreement and until performance of all Obligations to Lender, Borrower shall not incur or permit to exist any Indebtedness (excluding Indebtedness permitted under Sections 6.1(a)—(c) of the Loan and Security Agreement), unless the holder’s right to repayment of such Indebtedness, the priority of any Lien securing the same, and the rights of the holder thereof to enforce remedies against Borrower following default have been made subordinate to the Liens of Lender and the prior payment of the Obligations to Lender under the Loan Documents pursuant to a written subordination agreement approved by Lender in its sole discretion, which shall not be unreasonably withheld, and which agreement may provide that regularly scheduled payments of accrued interest on such subordinated Indebtedness may be paid by Borrower and retained by the holder so long as no Event of Default has occurred and is continuing.

6.     Issuance of Warrants. As additional consideration for the making of its Commitment, VLL4 has earned and is entitled to receive immediately upon the execution of the Loan and Security Agreement and this Supplement, a warrant instrument issued by Borrower, substantially the form attached hereto as Exhibit “D” (the “VLL4 Warrant”), exercisable for a number of fully paid and nonassessable shares of the Borrower’s convertible preferred stock at an initial exercise price per share as set forth therein, such number of shares having an aggregate exercise price equal to the sum of (a) $412,500 and (b) the product of (i) 0.045 and (ii) the aggregate principal amount of all Growth Capital Loans funded by VLL4 hereunder; and VLL5 has earned and is entitled to receive immediately upon the execution of the Loan and Security Agreement and this Supplement, a warrant instrument issued by Borrower, substantially the form attached hereto as Exhibit “D” (the “VLL5 Warrant” and together with the VLL4 Warrant, the “Warrants”), exercisable for a number of fully paid and nonassessable shares of the Borrower’s convertible preferred stock at an initial exercise price per share as set forth therein, such number of shares having an aggregate exercise price equal to the sum of (a) $412,500 and (b) the product of (i) 0.045 and (ii) the aggregate principal amount of all Growth Capital Loans funded by VLL5 hereunder. The Warrants shall include piggyback and S-3 registration rights, anti-dilution protections and other rights and protections equivalent to those rights and protections granted to the holders of the series of preferred stock for which the Warrants are exercisable, shall remain exercisable beyond any public offering of Borrower’s securities or merger transaction (except as otherwise set forth therein), and shall not be subject to any “pay to play” provisions adopted by Borrower. The Warrants shall be exercisable at any time and from time to time through January 30, 2015. Borrower acknowledges that VLL4 has assigned its rights to receive the VLL4 Warrant to its parent, Venture Lending & Leasing IV, LLC, and that VLL5 has assigned its rights to receive the VLL5 Warrant to its parent, Venture Lending & Leasing V, LLC; in connection therewith, Borrower shall issue the Warrants directly to Venture Lending & Leasing IV, LLC, and Venture Lending & Leasing V, LLC. Lender shall furnish to Borrower a copy of the agreement in which Lender assigned its Warrant to its parent.

7.     Completion of Due Diligence; Payment and Disposition of Commitment Fee. As an additional condition precedent under Section 4.1 of the Loan and Security Agreement, Lender shall have completed to its satisfaction its due diligence review of Borrower’s business and financial condition and prospects. If this condition is not satisfied, the Fifty Thousand Dollars ($50,000) commitment fee (the “Commitment Fee”) previously paid by Borrower shall be refunded. VLL4 agrees that with respect to each Loan advanced, on the Borrowing Date applicable to such Loan, VLL4 shall credit against the first payments due from Borrower on such date in respect of such Loan an amount equal to the product of Twenty-Five Thousand Dollars ($25,000) and a fraction the numerator of which is the principal amount of such Loan and the denominator of which is Seven Million Five Hundred Thousand Dollars ($7,500,000), until the aggregate amount of such credits equals but does not exceed Twenty-Five Thousand Dollars ($25,000). VLL5 agrees that with respect to each Loan advanced, on the Borrowing Date applicable to such Loan, VLL5 shall credit against the first payments due from Borrower on such date in respect of such Loan an amount equal to the product of Twenty-Five Thousand Dollars ($25,000) and a fraction the numerator of which is the principal amount of such Loan and the denominator of which is Seven Million Five Hundred Thousand Dollars ($7,500,000), until the aggregate amount of such credits equals but does not exceed Twenty-Five Thousand Dollars ($25,000).

8      Documentation Fee Payment. As an additional condition precedent under Section 4.1 of the Loan and Security Agreement, on or prior to the Borrowing Date of the initial Loan, Borrower shall pay Lenders attorneys’ fees, costs and expenses in connection with the preparation and negotiation of the Loan Documents pursuant to Section 9.8(a) of the Loan and Security Agreement.

9.     Borrower’s Primary Operating Account and Wire Transfer Instructions: [Intentionally omitted.]

10     Debits to Account for ACH Transfers. For purposes of Section 2.2 and 5.10 of the Loan and Security Agreement, the Primary Operating Account shall be the bank account set forth in Section 9 above. Borrower hereby agrees that Loans will be advanced to the account specified above and regularly scheduled payments of principal and interest will be automatically debited from the same account.

Part 3. - Additional Representations:

Borrower represents and warrants that as of the Closing Date and each Borrowing Date:

a)	Its chief executive office is located at: 700 Chesapeake Drive, Redwood City CA 94063

b)	Its Equipment is located at: Same as (a) above.

c)	Its Records are located at: Same as (a) above.

d)	Its Inventory is located at: Same as (a) above.

e)	In addition to its chief executive office, Borrower maintains offices or operates its business at the following locations: None.

f)	Other than its full corporate name, Borrower has conducted business using the following legal names, trade names or fictitious business names: None.

g)	Its state corporation I.D. number is: 3264710

h)	Its federal tax identification number is: 94-3369555

i)	In addition to Borrower’s Primary Operating Account identified in Section 6 above, Borrower maintains to following other Deposit Accounts and investment accounts: [Intentionally omitted.]

Part 4. - Additional Loan Documents:

Forms of Note	Exhibit “A”
Form of Borrowing Request	Exhibit “B”
Form of Compliance Certificate	Exhibit “C”
Form of Warrants	Exhibit “D”
Form of Landlord Waiver	Exhibit “E”
Form of Legal Opinion	Exhibit “F”
Form of Intellectual Property Security Agreement	Exhibit “G”

[Signature page to Supplement]

IN WITNESS WHEREOF, the parties have executed this Supplement as of the date first above written.

BORROWER:

EMPHASYS MEDICAL, INC.

	By:	/s/ Mark A. Murray
	Name:	Mark A. Murray
	Title:	CFO

Address for Notices:	700 Chesapeake Drive
Redwood City, CA 94063
Attn: Chief Financial Officer
Fax # 650-364-0403
Phone # 650-216-0160

LENDER:

VENTURE LENDING & LEASING IV, INC.

	By:	/s/ Maurice C. Werdegar
	Name:	Maurice C. Werdegar
	Title:	Vice President

Address for Notices:	2010 North First Street, Suite 310
San Jose, California 95131
Attn: Chief Financial Officer
Fax # 408-436-8625
Phone # 408-436-8577

VENTURE LENDING & LEASING V, INC.

	By:	/s/ Maurice C. Werdegar
	Name:	Maurice C. Werdegar
	Title:	Vice President

Address for Notices:	2010 North First Street, Suite 310
San Jose, California 95131
Attn: Chief Financial Officer
Fax # 408-436-8625
Phone # 408-436-8577

EXHIBIT “A”

FORM OF PROMISSORY NOTE

[Note No. X-XXX]

$	, 200
San Jose, California

The undersigned (“Borrower”) promises to pay to the order of VENTURE LENDING & LEASING [IV/V], INC., a Maryland corporation (“Lender”) at its office at 2010 North First Street, Suite 310, San Jose, California 95131, or at such other place as Lender may designate in writing, in lawful money of the United States of America, the principal sum of                                                   Dollars ($                    ), with Basic Interest thereon from the date hereof until maturity, whether scheduled or accelerated, at a fixed rate per annum equal to [the Prime Rate as published on the Business Day on which Lender prepares this Note plus 4.25%, but in no event less than 12.25% or more than 12.75%] (the “Designated Rate”), except as otherwise provided herein, according to the payment schedule described herein.

This Note is one of the Notes referred to in, and is entitled to all the benefits of, a Loan and Security Agreement dated as of September     , 2007, between Borrower and Lender (the “Loan Agreement”). Each capitalized term not otherwise defined herein shall have the meaning set forth in the Loan Agreement. The Loan Agreement contains provisions for the acceleration of the maturity of this Note upon the happening of certain stated events.

Principal of and interest on this Note shall be payable as follows:

On the Borrowing Date, Borrower shall pay [(i) if the Borrowing Date is not the first day of the month: interest only at the Designated Rate, in advance, on the outstanding principal balance of this Note for the period from the Borrowing Date through     [the last day of the same month]    ; and (ii)] interest only at the Designated Rate, in advance, on the outstanding principal balance of this Note in the amount of $                     for the month of     [date of first regular interest only installment]    .

Commencing on the first day of the second full month after the Borrowing Date, and continuing on the first day of each of the third, fourth, fifth and sixth full months after the Borrowing Date, Borrower shall make payments, in advance, of interest only at a rate per month equal to the Designated Rate on the outstanding principal balance of this Note in the amount of $                     each.

Commencing on first day of the seventh full month after the Borrowing Date, and continuing on the first day of each consecutive month thereafter, principal and interest at the Designated Rate shall be payable, in advance, in thirty (30) equal consecutive installments of                                                   Dollars ($                    ) each. Any unpaid expenses, fees, interest and principal amount shall be due and payable on     [same date as 30th amortization installment]     (the “Maturity Date”).

This Note may be voluntarily prepaid only as permitted under to Section 2 of Part 2 of the Supplement to the Loan Agreement.

Any unpaid payments of principal or interest on this Note (after giving effect to any applicable grace or cure periods) shall bear interest from the Maturity Date, unless earlier accelerated pursuant to the Loan Agreement, at a rate per annum equal to the Default Rate until such amounts are paid in full, or in the case of acceleration, until the Event of Default that gave rise to the acceleration is cured or waived. Borrower shall pay such interest on demand.

Interest, charges and fees shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. In no event shall Borrower be obligated to pay interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

If Borrower is late in making any payment under this Note by more than five (5) Business Days, Borrower agrees to pay a “late charge” of five percent (5%) of the installment due, but not less than fifty dollars ($50.00) for any one such delinquent payment. This late charge may be charged by Lender for the purpose of defraying the expenses incidental to the handling of such delinquent amounts. Borrower acknowledges that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Note and represents a fair and reasonable estimate of the costs that will be sustained by Lender due to the failure of Borrower to make timely payments. Borrower further agrees that proof of actual damages would be costly and inconvenient. Such late charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid or to declare a default under this Note or any of the other Loan Documents or from exercising any other rights and remedies of Lender.

This Note shall be governed by, and construed in accordance with, the laws of the State of California.

EMPHASYS MEDICAL, INC.

By:
Name:
Its:

EXHIBIT “B”

FORM OF BORROWING REQUEST

[Date]

Venture Lending & Leasing [IV/V], Inc.

2010 North First Street, Suite 310

San Jose, CA 95131

Re:	EMPHASYS MEDICAL, INC.

Ladies and Gentlemen:

Reference is made to the Loan and Security Agreement dated as of September     , 2007 (as amended from time to time, the “Loan Agreement”, the capitalized terms used herein as defined therein), between Venture Lending & Leasing [IV/V], Inc. (“VLL”) and Emphasys Medical, Inc. (“Borrower”).

The undersigned is the                                          of the Borrower, and hereby requests on behalf of the Borrower a Loan under the Loan Agreement, and in that connection certifies as follows:

1. The amount of the proposed Loan is                                                   and     /100 Dollars ($                    ). The Borrowing Date of the proposed Loan is                     , 200  .

2. As of this date, no Default or Event of Default has occurred and is continuing, or will result from the making of the proposed Loan, the representations and warranties of the Borrower contained in Article 3 of the Loan Agreement and Part 3 of the Supplement are true and correct in all material respects, and the applicable conditions precedent described in Article 4 of the Loan Agreement have been met.

3. No event has occurred that has had or could reasonably be expected to have a Material Adverse Change.

4. The Borrower’s most recent [financial projections or business plan] dated                         , as approved by the Borrower’s Board of Directors on                         , are enclosed herewith in the event such [financial projections or business plan] have not been previously provided to VLL.

The Borrower shall notify you promptly before the funding of the Loan if any of the matters to which I have certified above shall not be true and correct on the Borrowing Date.

Very truly yours,

EMPHASYS MEDICAL, INC.

By:
Name:
Title:*

* Must be executed by Borrower’s Chief Financial Officer or other executive officer.

EXHIBIT “C”

FORM OF COMPLIANCE CERTIFICATE

Venture Lending & Leasing [IV/V], Inc.

2010 North First Street, Suite 310

San Jose, CA 95131

Re:	EMPHASYS MEDICAL, INC.

Ladies and Gentlemen:

Reference is made to the Loan and Security Agreement dated as of September     , 2007 (as the same have been and may be amended from time to time, the “Loan Agreement”, the capitalized terms used herein as defined therein), between Venture Lending & Leasing [IV/V], Inc. and Emphasys Medical, Inc. (the “Borrower”).

The undersigned authorized representative of the Borrower hereby certifies that in accordance with the terms and conditions of the Loan Agreement, (i) no Event of Default has occurred and is continuing except as noted below, and (ii) the Borrower is in complete compliance for the financial reporting period ending                          with all required financial reporting under the Loan Agreement, except as noted below. Attached herewith are the required documents supporting the foregoing certification. The undersigned further certifies that the accompanying financial statements have been prepared in accordance with Generally Accepted Accounting Principles, and are consistent from one period to the next, except as explained below.

Indicate compliance status by circling Yes/No under “Complies”

REPORTING REQUIREMENT	REQUIRED	COMPLIES
Interim Financial Statements	Monthly within 30 days	YES / NO
Annual Financial Statements	within 30 days after delivery to Board of Directors	YES / NO

Date of most recent Board-approved
budget/plan
Any change in budget/plan since version most recently
delivered to Lender	YES* / NO

* if “YES” then please attach

[if springing IP Lien based on ratio of cash to burn rate];

Ratio of Unrestricted Cash to Prior Months’ Expenses:

(a) Average Expenses for the month ended :
(b) 500% of (a)
(c) Unrestricted Cash as of :
(d) is the amount in line (c) less than
the amount in line (b)?	*

* if yes then VLL’s security interest will include Intellectual Property.

EQUITY FINANCINGS

Please provide the following information regarding the Borrower’s equity financing:

Date of Last Round Raised:

Has there been any new financing since the last Compliance Certificate submitted?	YES / NO

If “YES” please complete information below and attach a copy of the Capitalization Table

Date Closed:                         Series:                 Per Share Price: $

Amount Raised:                         Post Money Valuation:

Any stock splits since date of last report?	YES / NO

If yes, please provide any information on stock splits which would affect valuation:

Any dividends since date of last report?	YES / NO

If yes, please provide any information on dividends which would affect valuation:

Any unusual terms? (ie. Anti-dilution, multiple preference, etc.)

If yes, please explain:

ACCOUNT CONTROL AGREEMENTS

Pursuant to Section 6.11 of the Loan Agreement, Borrower represents and warrants that: (i) as of the date hereof, Borrower maintains only those deposit accounts and investment/securities accounts set forth below; and (ii) a control agreement has been executed and delivered to Lender with respect to each such account [Note: If Borrower has established any new account(s) since the date of the last compliance certificate, please so indicate].

Deposit Accounts

	Name of Institution	Account Number	Control Agt. In place?	Complies	New Account

1.)			YES / NO	YES / NO	YES / NO

2.)			YES / NO	YES / NO	YES / NO

3.)			YES / NO	YES / NO	YES / NO

4.)			YES / NO	YES / NO	YES / NO

Investment Accounts

	Name of Institution	Account Number	Control Agt. In place?	Complies	New Account

1.)			YES / NO	YES / NO	YES / NO

2.)			YES / NO	YES / NO	YES / NO

3.)			YES / NO	YES / NO	YES / NO

4.)			YES / NO	YES / NO	YES / NO

EXPLANATIONS

Very truly yours,

EMPHASYS MEDICAL, INC.

By:
Name:
Title:*

*	Must be executed by Borrower’s Chief Financial Officer or other executive officer.

EXHIBIT “D”

FORM OF WARRANTS

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE AND DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED DUE TO AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE

SHARES OF SERIES E PREFERRED STOCK OF

EMPHASYS MEDICAL, INC.

(Void after January 31, 2015)

This certifies that [VENTURE LENDING & LEASING IV, LLC or VENTURE LENDING & LEASING V, LLC], a Delaware limited liability company, or assigns (“Holder”), for value received, is entitled to purchase from EMPHASYS MEDICAL, INC., a Delaware corporation (“Company”), the Applicable Number of fully paid and nonassessable shares of Company’s Series E Preferred Stock or Next Round Shares, as such term is defined below (the “Preferred Stock”), at a price equal to the Stock Purchase Price (as hereinafter defined). Holder may also exercise this Warrant on a cashless or “net issuance” basis as described in Section 1(b) below. This Warrant is being issued in connection with the Loan and Security Agreement of even date herewith (as amended, restated and supplemented from time to time, the “Loan Agreement”) between the Company and Venture Lending & Leasing V, Inc., an affiliate of Holder (“Lender”). Capitalized terms used herein and not otherwise defined in this Warrant shall have the meaning(s) ascribed to them in the Loan Agreement unless the context would otherwise require.

Additional defined terms for this Warrant. For purposes of this Warrant:

“IPO” means Company’s first underwritten public offering of its shares of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended.

“IPO Price” means the price per share to the public (prior to underwriting discounts and commissions) in the Company’s IPO.

“Next Round” means the next transaction after the Closing Date, other than an IPO, in which the Company issues and sells a class or series of preferred stock in connection with a bona fide round of equity financing resulting in net aggregate proceeds to Company of at least $2,000,000.

“Next Round Price” means the lowest price per share paid by an investor in the Next Round for Next Round Shares.

“Next Round Shares” means the class or series of preferred stock of the Company issued and sold in the Next Round.

“Series E Price” means $2.40 per share.

The “Stock Purchase Price” shall be determined as follows:

a)	If (i) a Change of Control occurs prior to either the Next Round or an IPO; or (ii) neither the Next Round nor an IPO closes prior to March 31, 2008, then the Stock Purchase Price shall be the Series E Price.

b)	If the Next Round occurs prior to March 31, 2008 and precedes an IPO, then the Stock Purchase Price shall equal to the lesser of (i) the sum of Series E Price plus the Next Round Price divided by 2, or (ii) the Series E Price multiplied by 1.5.

c)	if an IPO occurs prior to March 31, 2008 and precedes the Next Round, then the Stock Purchase Price shall equal to the lesser of (i) the sum of the Series E Price plus the IPO Price divided by 2, or (ii) the Series E Price multiplied by 1.5.

The “Applicable Number” of shares purchasable hereunder shall be the number obtained by dividing (A) the sum of (i) $412,500 and (ii) the product of (x) 0.045 and (y) the aggregate original principal amount of the Growth Capital Loans funded to the Company by Lender under the Loan Agreement, by (B) the Stock Purchase Price. If in any case such number includes a fraction, the fraction shall be adjusted to the closest integral number.

As soon as reasonably practicable after the occurrence or non-occurrence of the latest event or condition necessary to fully determine the Stock Purchase Price and the Applicable Number, the Company shall execute and deliver a supplement to this Warrant in substantially the form of Exhibit “A” attached hereto, completed with such quantity and price terms and other information as have been determined as a result of the occurrence or non-occurrence of such events or conditions. The provisions of such supplement, once completed and executed, shall control the interpretation and exercise of this Warrant; provided, however, that the failure of the Company to deliver such supplement shall not affect the rights of Holder to receive the Applicable Number of shares of the Preferred Stock at the Stock Purchase Price as set forth herein.

This Warrant may be exercised at any time and from time to time up to and including 5:00 p.m. (Pacific time) on January 30, 2015 (the “Expiration Date”), upon surrender to the Company at its principal office at 700 Chesapeake Drive, Redwood City, CA 94063 (or at such other location as the Company may advise Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly completed and signed and upon payment in cash or by check of the aggregate Stock Purchase Price for the number of shares of Exercise Stock for which this Warrant is being exercised determined in accordance with the provisions hereof. The Stock Purchase Price and the number of shares purchasable hereunder are subject to further adjustment as provided in Section 4 of this Warrant.

This Warrant is subject to the following terms and conditions:

1.	Exercise; Issuance of Certificates; Payment for Shares.

(a)        Unless an election is made pursuant to clause (b) of this Section 1, this Warrant shall be exercisable at the option of Holder, at any time or from time to time, on or before the Expiration Date for all or any portion of the shares of Preferred Stock (but not for a fraction of a share) which may be purchased hereunder for the

Stock Purchase Price multiplied by the number of shares to be purchased. In the event, however, that pursuant to Company’s Certificate of Incorporation, as amended, an event causing automatic conversion of Company’s Preferred Stock shall have occurred prior to the exercise of this Warrant, in whole or in part, then this Warrant shall be exercisable for the number of shares of Common Stock of Company into which the Preferred Stock not purchased upon any prior exercise of this Warrant would have been so converted (and, where the context requires, reference to “Preferred Stock” shall be deemed to be or include such Common Stock, as may be appropriate). Company agrees that the shares of Preferred Stock purchased under this Warrant shall be and are deemed to be issued to Holder hereof as the record owner of such shares as of the close of business on the date on which the form of subscription shall have been delivered and payment made for such shares. Subject to the provisions of Section 2, certificates for the shares of Preferred Stock so purchased, together with any other securities or property to which Holder hereof is entitled upon such exercise, shall be delivered to Holder hereof by Company at Company’s expense within a reasonable time after the rights represented by this Warrant have been so exercised. Except as provided in clause (b) of this Section 1, in case of a purchase of less than all the shares which may be purchased under this Warrant, Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under this Warrant surrendered upon such purchase to Holder hereof within a reasonable time. Each stock certificate so delivered shall be in such denominations of Preferred Stock as may be requested by Holder hereof and shall be registered in the name of such Holder or such other name as shall be designated by such Holder, subject to the limitations contained in Section 2.

(b)     Holder, in lieu of exercising this Warrant by the cash payment of the Stock Purchase Price pursuant to clause (a) of this Section 1, may elect, at any time on or before the Expiration Date, to surrender this Warrant and receive that number of shares of Preferred Stock computed using the following formula:

Where:	X	=	the number of shares of Preferred Stock to be issued to Holder.

	Y	=	the number of shares of Preferred Stock that Holder would otherwise have been entitled to purchase hereunder pursuant to Section 1(a) (or such lesser number of shares as Holder may designate in the case of a partial exercise of this Warrant).

	A	=	the Per Share Price (as defined in Section 1(c) below) of one (1) share of Preferred Stock at the time the net issuance election under this Section 1(b) is made.

	B	=	the Stock Purchase Price then in effect.

Election to exercise under this Section 1(b) may be made by delivering a signed form of subscription to Company via facsimile, to be followed by delivery of this Warrant.

(c)     For purposes of Section 1(b), “Per Share Price” means:

(i)     If this Warrant is exercised on the date of Company’s initial public offering of Common Stock, and if Company’s registration statement relating to such public offering has been declared effective by the Securities and Exchange Commission, then the Per Share Price shall be the product of (A) the initial “Price to Public” of the Common Stock specified in the final prospectus with respect to the offering, and (B) the number of shares of Common Stock into which each share of Preferred Stock exercised is convertible at the date of calculation.

(ii)     If this Warrant is exercised after, and not on the date of Company’s initial public offering of Common Stock, and if Company’s Common Stock is traded on a securities exchange or actively traded over-the-counter:

(1)     If Company’s Common Stock is traded on a securities exchange, the Per Share Price shall be deemed to be the product of (A) the closing price of Company’s Common Stock as listed on such exchange and as published in the Western Edition of The Wall Street Journal for the trading day immediately prior to the date of Holder’s election hereunder and, (B) the number of shares of Common Stock into which each share of Preferred Stock exercised is convertible on such date.

(2)     If Company’s Common Stock is actively traded over-the-counter, the Per Share Price shall be deemed to be the product of (A) the closing bid or sales price, whichever is applicable, of Company’s Common Stock for the trading day immediately prior to the date of Holder’s election hereunder and (B) the number of shares of Common Stock into which each share of Preferred Stock exercised is convertible on such date.

(iii)     If neither (i) nor (ii) is applicable, the Per Share Price shall be determined in good faith by the Board of Directors of Company based on relevant facts and circumstances at the time of the net exercise under Section 1(b), including in the case of a Change of Control (as defined in Section 4.3 hereof) the consideration receivable by the holders of the Preferred Stock in such Change of Control and the liquidation preference (including any declared but unpaid dividends), if any, then applicable to the Preferred Stock.

2.	Limitation on Transfer.

(a)     This Warrant and the Preferred Stock shall not be transferable except upon the conditions specified in this Section 2, which conditions are intended to ensure compliance with the provisions of the Securities Act. Holder or any holder of the Preferred Stock issuable hereunder will cause any proposed transferee of the Warrant or Preferred Stock to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2. Notwithstanding the foregoing and any other provision of this Section 2, Holder may freely transfer all or part of this Warrant or the shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the shares, if any) at any time to any lender transferee of a portion of the loan commitment of Lender under the Loan Agreement, by giving Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this warrant to Company for reissuance to the transferees(s) (and Holder, if applicable).

(b)     Each certificate representing (i) this Warrant, (ii) the Preferred Stock, (iii) shares of Company’s Common Stock issued upon conversion of the Preferred Stock and (iv) any other securities issued in respect to the Preferred Stock or Common Stock issued upon conversion of the Preferred Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of this Section 2 or unless such securities have been registered under the Securities Act or sold under Rule 144) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE AND DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED DUE TO AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(c)     Holder and each person to whom this Warrant is subsequently transferred represents and warrants to Company (by acceptance of such transfer) that it is an “accredited investor” (as defined in Rule 501 of Regulation D under the Securities Act) and that it will not transfer this Warrant (or securities issuable upon exercise hereof unless a registration statement under the Securities Act was in effect with respect to such securities at the time of issuance thereof) except pursuant to (i) an effective registration statement under the Securities Act, (ii) Rule 144 under the Securities Act (or any other rule under the Securities Act relating to the disposition of securities), or (iii) an opinion of counsel, reasonably satisfactory to counsel for Company, that an exemption from such registration is available.

3.     Shares to be Fully Paid; Reservation of Shares. Company covenants and agrees that all shares of Preferred Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Preferred Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. Company will take all such action as may be necessary to assure that such shares of Preferred Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Preferred Stock may be listed. Company will not take any action which would result in any adjustment of the Stock Purchase Price (as described in Section 4 hereof) (i) if the total number of shares of Preferred Stock issuable after such action upon exercise of all outstanding warrants, together with all shares of Preferred Stock then outstanding and all shares of Preferred Stock then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Preferred Stock then authorized by Company’s Certificate of Incorporation, (ii) if the total number of shares of Common Stock issuable after such action upon the conversion of all such shares of Preferred Stock together with all shares of Common Stock then outstanding and then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding would exceed the total number of shares of Common Stock then authorized by Company’s Certificate of Incorporation or (iii) if the par value per share of the Preferred Stock would exceed the Stock Purchase Price.

4.     Adjustment of Stock Purchase Price and Number of Shares. The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 4. Upon each adjustment of the Stock Purchase Price, Holder shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

4.1     Subdivision or Combination of Stock. In case Company shall at any time subdivide its outstanding shares of Preferred Stock into a greater number of shares, the Stock Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Preferred Stock of Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased.

4.2     Dividends in Preferred Stock, Other Stock, Property, Reclassification. If at any time or from time to time the holders of Preferred Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

(a)        Preferred Stock, or any shares of stock or other securities whether or not such securities are at any time directly or indirectly convertible into or exchangeable for Preferred Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution,

(b)        any cash paid or payable otherwise than as a cash dividend, or

(c)        Preferred Stock or other or additional stock or other securities or property (including cash) by way of spin off, split-up, reclassification, combination of shares or similar corporate rearrangement, (other than shares of Preferred Stock issued as a stock split, adjustments in respect of which shall be covered by the terms of Section 4.1 above), then and in each such case, Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Preferred Stock receivable thereupon, and without payment of any additional consideration therefore, the amount of stock and other securities and property (including cash in the cases referred to in clauses (b) and (c) above) which such Holder would hold on the date of such exercise had he been the holder of record of such Preferred Stock as of the date on which holders of Preferred Stock received or became entitled to receive such shares and/or all other additional stock and other securities and property.

4.3	Change of Control.

(a)        If any capital reorganization of the capital stock of Company, or any consolidation or merger of Company with another entity, or the sale of all or substantially all of its assets to another entity (each, a “Change of Control”) shall be effected in such a way that holders of Preferred Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Preferred Stock, then subject to Section 4.3(b), as a condition of such Change of Control, lawful and adequate provisions shall be made whereby Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Preferred Stock of Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Preferred Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In any such case, appropriate provision shall be made with respect to the rights and interests of Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Stock Purchase Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be possible, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. Except as set forth in Section 4.3(b), Company will not effect any such Change of Control unless, prior to the consummation thereof, the successor corporation (if other than Company) resulting from such Change of Control agrees by written instrument, executed and mailed or delivered to the registered Holder hereof at the last address of such Holder appearing on the books of Company, to assume the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

(b)        Notwithstanding anything to the contrary set forth in Section 4.3(a), if (A) there is a Change of Control which consists of an acquisition of the Company by another corporation where 100% of the consideration payable by the acquirer is cash distributable to the Company’s shareholders, or (B) there is a Change of Control that satisfies the following five (5) criteria: (1) the consideration received by holders of the Preferred Stock (or the underlying Common Stock issuable upon conversion thereof) in such Change of Control is at least two and one-half (2.5) times the then-effective Stock Purchase Price, (2) the consideration received by the Company’s stockholders in such Change of Control consists of cash, shares of stock that are of a publicly traded company listed on a national exchange, or a combination of cash and shares of stock that are of a publicly traded company listed on a national exchange, (3) the shares (if any) receivable by Holder were Holder to exercise this Warrant in full as of immediately prior to the closing of such Change in Control may be publicly re-sold by Holder in their entirety following the closing of such transaction pursuant to Rule 144 or an effective registration statement under the

Securities Act, (4) the Company’s stockholders own less than 50% of the voting securities of the acquiring, successor or surviving entity as of immediately following the closing of such Change in Control and (5) the acquiring, successor or surviving entity does not assume any then-outstanding warrants of the Company, then Holder agrees that it shall exercise this Warrant, upon not less than five (5) days prior written notice to Holder, in accordance with the provisions of either Section 1(a) or Section 1(b) upon closing of the Change of Control.

(c)        Notwithstanding anything to the contrary set forth in Section 4.3(a), in the event of a Change of Control other than one covered by Section 4.3(b), at Company’s sole option, Holder shall surrender this Warrant in exchange for a number of shares of Company’s securities, such number of shares being equal to the maximum number of shares issuable pursuant to the terms hereof (after taking into account all adjustments described herein) had Holder elected to exercise this Warrant immediately prior to the closing of such Change of Control and purchased all such shares pursuant to the cash exercise provision set forth in Section 1(a) hereof (as opposed to the cashless exercise provision set forth in Section 1(b)). Company acknowledges and agrees that Holder shall not be required to make any additional payment (cash or otherwise) for such shares as further consideration for their issuance in exchange for Holder’s surrender of this Warrant pursuant to the terms of the preceding sentence.

4.4	Sale or Issuance Below Purchase Price; “Pay-to-Play” Exemption.

(a)        The other antidilution rights applicable to the shares of Preferred Stock purchasable hereunder are set forth in Company’s Certificate of Incorporation, as amended through the date hereof (the “Charter”). Such antidilution rights shall not be restated, amended, modified or waived in any manner without Holder’s prior written consent if the effect of such restatement, amendment, modification or waiver on Holder hereof would be more adverse to Holder hereof than, and substantially dissimilar to, its effect on the other holders of the same series of Company’s Preferred Stock. Company shall promptly provide Holder hereof with any restatement, amendment, modification or waiver of the Charter promptly after the same has been made.

(b)        In the event that any “pay to play” terms or conditions (i.e. terms or conditions that require a holder of Company’s Preferred Stock to purchase securities in a future round of equity financing or else lose the benefit of antidilution protection applicable to the shares of Preferred Stock issuable upon the exercise of this Warrant or have such shares of Preferred Stock automatically convert to common stock or convert to another class and series of Company’s capital stock) in Company’s Charter, as amended from time to time, or other agreement among the Company and its stockholders are triggered in connection with the consummation of a Down Round (hereinafter defined) or otherwise after the date hereof, then in such event, this Warrant shall automatically adjust to provide Holder with the same securities and/or rights that Holder would have received had Holder participated in the Down Round to its full pro rata share with respect to the Preferred Stock issuable upon exercise of this Warrant (e.g., if this Warrant provides for the purchase of Series B Preferred Stock, and Company after the date hereof consummates a Down Round in which those holders of Series B Preferred Stock who participate to their full pro rata share in such Down Round become entitled to exchange such Series B Preferred Stock for Series B-1 Preferred Stock and those holders of Series B Preferred Stock who do not participate to their full pro rata share will have their Series B Preferred Stock converted into Common Stock, then this Warrant would automatically adjust to provide the right to purchase Series B-1 Preferred Stock instead of Common Stock). “Down Round” means any non-public offering of equity securities of Company after the original date of issuance of this Warrant at a price per share lower than the Stock Purchase Price then in effect.

4.5        Notice of Adjustment. Upon any adjustment of the Stock Purchase Price, and/or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant Company shall give written notice thereof, by first class mail, postage prepaid, addressed to Holder at the address of Holder as shown on the books of Company. The notice, which may be substantially in the form of Exhibit “A” attached hereto, shall be signed by Company’s chief financial officer and shall state the Stock Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4.6	Other Notices. If at any time:

(a)     Company shall declare any cash dividend upon its Preferred Stock;

(b)     Company shall declare any dividend upon its Preferred Stock payable in stock or make any special dividend or other distribution to the holders of its Preferred Stock;

(c)     Company shall offer for subscription pro rata to the holders of its Preferred Stock any additional shares of stock in connection with a Down Round or additional shares of stock of any class or other rights;

(d)     there shall be any capital reorganization or reclassification of the capital stock of Company, or consolidation or merger of Company with, or sale of all or substantially all of its assets to, another entity;

(e)     there shall be a voluntary or involuntary dissolution, liquidation or winding-up of Company; or

(f)     Company shall take or propose to take any other action, notice of which is actually provided to holders of the Preferred Stock;

then, in any one or more of said cases, Company shall give, by first class mail, postage prepaid, addressed to Holder of this Warrant at the address of such Holder as shown on the books of Company, (i) at least 20 days’ prior written notice of the date on which the books of Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action, at least 20 days’ written notice of the date when the same shall take place. Any notice given in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Preferred Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Preferred Stock shall be entitled to exchange their Preferred Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action as the case may be.

4.7     Certain Events. If any change in the outstanding Preferred Stock of Company or any other event occurs as to which the other provisions of this Section 4 are not strictly applicable or if strictly applicable would not fairly effect the adjustments to this Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors of Company shall make in good faith an adjustment in the number and class of shares issuable under this Warrant, the Stock Purchase Price and/or the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give Holder upon exercise for the same aggregate Stock Purchase Price the total number, class and kind of shares as Holder would have owned had this Warrant been exercised prior to the event and had Holder continued to hold such shares until after the event requiring adjustment.

5.     Issue Tax. The issuance of certificates for shares of Preferred Stock upon the exercise of this Warrant shall be made without charge to Holder for any issue tax in respect thereof; provided, however, that Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of Holder being exercised.

6.     Closing of Books. Company will at no time close its transfer books against the transfer of this Warrant or of any shares of Preferred Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

7.     No Voting or Dividend Rights; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon Holder hereof the right to vote or to consent as a stockholder in respect of meetings of stockholders for the election of directors of Company or any other matters or any rights whatsoever as a stockholder of Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by Holder to purchase shares of Preferred Stock, and no mere enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the Stock Purchase Price or as a stockholder of Company, whether such liability is asserted by Company or by its creditors.

8.     Intentionally Omitted.

9.     Registration Rights. The Fourth Amended and Restated Investors’ Rights Agreement dated as of June 29, 2006 (the “Rights Agreement”) shall be amended to grant certain registration rights as set forth in the Amendment to Fourth Amended and Restated Investors’ Rights Agreement in substantially the form attached hereto as Exhibit C.

10.    Rights and Obligations Survive Exercise of Warrant. The rights and obligations of Company, of Holder and of the holder of shares of Preferred Stock issued upon exercise of this Warrant, contained in Sections 6 and 9 shall survive the exercise of this Warrant.

11.    Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

12.    Notices. Any notice, request or other document required or permitted to be given or delivered to Holder hereof or Company shall be deemed to have been given (i) upon receipt if delivered personally or by courier (ii) upon confirmation of receipt if by telecopy or (iii) three business days after deposit in the US mail, with postage prepaid and certified or registered, to each such Holder at its address as shown on the books of Company or to Company at the address indicated therefor in the first paragraph of this Warrant.

13.    Binding Effect on Successors. Subject to Section 4.3, this Warrant shall be binding upon any corporation succeeding Company by merger, consolidation or acquisition of all or substantially all of Company’s assets. All of the obligations of Company relating to the Preferred Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of Company shall inure to the benefit of the successors and assigns of Holder hereof. Company will, at the time of the exercise of this Warrant, in whole or in part, upon request of Holder hereof but at Company’s expense, acknowledge in writing its continuing obligation to Holder hereof in respect of any rights (including, without limitation, any right to registration of the shares of Common Stock) to which Holder hereof shall continue to be entitled after such exercise in accordance with this Warrant; provided, that the failure of Holder hereof to make any such request shall not affect the continuing obligation of Company to Holder hereof in respect of such rights.

14.    Descriptive Headings and Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

15.     Lost Warrants or Stock Certificates. Company represents and warrants to Holder hereof that upon receipt of evidence reasonably satisfactory to Company of the loss, theft, destruction, or mutilation of any Warrant or stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate provided, however, that, if the Company’s stock is publicly traded, the Company may require the posting of a bond in an amount and nature as is customary and reasonable given the circumstances.

16.     Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Stock Purchase Price.

17.     Representations of Holder. With respect to this Warrant, Holder represents and warrants to Company as follows:

17.1     Experience. It is experienced in evaluating and investing in companies engaged in businesses similar to that of Company; it understands that investment in this Warrant involves substantial risks; it has made detailed inquiries concerning Company, its business and services, its officers and its personnel; the officers of Company have made available to Holder any and all written information it has requested; the officers of Company have answered to Holder’s satisfaction all inquiries made by it; in making this investment it has relied upon information made available to it by Company; and it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in Company and it is able to bear the economic risk of that investment.

17.2     Investment. It is acquiring this Warrant for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. It understands that this Warrant, the shares of Preferred Stock issuable upon exercise thereof and the shares of Common Stock issuable upon conversion of the Preferred Stock, have not been registered under the Securities Act, nor qualified under applicable state securities laws.

17.3     Rule 144. It acknowledges that this Warrant, the Preferred Stock and the Common Stock must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. It has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act.

17.4     Access to Data. It has had an opportunity to discuss Company’s business, management and financial affairs with Company’s management and has had the opportunity to inspect Company’s facilities.

17.5     Accredited Investor. It is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

18.     Additional Representations and Covenants of Company. Company hereby represents, warrants and agrees as follows:

18.1     Corporate Power. Company has all requisite corporate power and corporate authority to issue this Warrant and to carry out and perform its obligations hereunder.

18.2     Authorization. All corporate action on the part of Company, its directors and stockholders necessary for the authorization, execution, delivery and performance by Company of this Warrant has been taken. This Warrant is a valid and binding obligation of Company, enforceable in accordance with its terms.

18.3     Offering. Subject in part to the truth and accuracy of Holder’s representations set forth in Section 17 hereof, the offer, issuance and sale of this Warrant is, and the issuance of Preferred Stock upon exercise of this Warrant and the issuance of Common Stock upon conversion of the Preferred Stock will be exempt from the registration requirements of the Securities Act, and are exempt from the qualification requirements of any applicable state securities laws; and neither Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

18.4     Stock Issuance. Upon exercise of this Warrant, Company will use its best efforts to cause stock certificates representing the shares of Preferred Stock purchased pursuant to the exercise to be issued in the names of Holder, its nominees or assignees, as appropriate at the time of such exercise. Upon conversion of the shares of Preferred Stock into shares of Common Stock, Company will issue the Common Stock in the names of Holder, its nominees or assignees, as appropriate.

18.5     Certificates and By-Laws. Company has provided Holder with true and complete copies of Company’s Certificate of Incorporation, By-Laws, and each Certificate of Designation or other charter document setting, forth any rights, preferences and privileges of Company’s capital stock, each as amended and in effect on the date of issuance of this Warrant.

18.6     Conversion of Preferred Stock. As of the date hereof, each share of the Preferred Stock is convertible into one share of the Common Stock.

18.7     Financial and Other Reports. From time to time up to the earlier of the Expiration Date or the complete exercise of this Warrant, Company shall furnish to Holder: (i) within 30 days after delivery to Company’s Board of Directors subsequent to the close of each fiscal year of Company a balance sheet and statement of changes in financial position at and as of the end of such fiscal year, together with a statement of income for such fiscal year; and (ii) within 45 days after the close of each fiscal quarter of Company, an unaudited balance sheet and statement of cash flows at and as of the end of such quarter, together with an unaudited statement of income for such quarter. The foregoing requirement shall terminate at such time as the Company is subject to the periodic reporting requirements under the Securities Exchange Act of 1934, as amended. In addition, Company agrees to provide Holder at any time and from time to time with such information as Holder may reasonably request for purposes of Holder’s compliance with regulatory, accounting and reporting requirements applicable to Holder; provided, that Company may require Holder to execute a customary nondisclosure agreement prior to providing such information. Notwithstanding the foregoing, Company shall not be required to furnish to Holder the financial information described in this Section 18.7 in the event such financial information has been previously delivered to Lender pursuant to the Loan Agreement.

18.8     Market Stand-Off Provisions. Holder agrees to be bound (and shall cause any transferee of this Warrant to be bound) by the Lock-Up Agreement provisions set forth in Section 1.14 of the Investors’ Rights Agreement. Furthermore, Holder hereby executes and delivers to Morgan Stanley & Co. Incorporated, the Lock-Up Letter in the Form attached hereto as Exhibit B, in connection with the Company’s proposed IPO.

IN WITNESS WHEREOF, Company has caused this Warrant to be duly executed by its officer, thereunto duly authorized this      day of August, 2007.

EMPHASYS MEDICAL, INC.

By:

Name:

Title:

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To:

☐	The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, (1) See Below ( ) shares (the “Shares”) of Stock of and herewith makes payment of Dollars ($ ) therefor, and requests that the certificates for such shares be issued in the name of, and delivered to, , whose address is .

☐	The undersigned hereby elects to convert percent ( %) of the value of the Warrant pursuant to the provisions of Section 1(b) of the Warrant.

The undersigned acknowledges that it has reviewed the representations and warranties contained in Section 17 of this Warrant and by its signature below hereby makes such representations and warranties to Company.

Dated

Holder:

By:

Its:

(Address)

(1)	Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Preferred Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be issuable upon exercise.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned, the holder of the within Warrant, hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Preferred Stock covered thereby set forth herein below, unto:

Name of Assignee	Address	No. of Shares

Dated

Holder:

By:

Its:

EXHIBIT A

[On letterhead of Company]

Reference is hereby made to that certain Warrant dated August     , 2007, issued by EMPHASYS MEDICAL, INC., a Delaware corporation (the “Company”), to [VENTURE LENDING & LEASING IV, LLC/ VENTURE LENDING & LEASING V, LLC], a Delaware limited liability company (the “Holder”).

[IF APPLICABLE] The Warrant provides that the actual number and type of shares of Company’s capital stock issuable upon exercise of the Warrant and the initial exercise price per share are to be determined by reference to one or more events or conditions subsequent to the issuance of the Warrant. Such events or conditions have now occurred or lapsed, and Company wishes to confirm the actual number of shares issuable and the initial exercise price. The provisions of this Supplement to Warrant are incorporated into the Warrant by this reference, and shall control the interpretation and exercise of the Warrant.

[IF APPLICABLE] Notice is hereby given pursuant to Section 4.5 of the Warrant that the following adjustment(s) have been made to the Warrant: [describe adjustments, setting forth details regarding method of calculation and facts upon which calculation is based].

This certifies that Holder is entitled to purchase from Company                                          (            ) fully paid and nonassessable shares of Company’s              Stock at a price of                                          Dollars ($            ) per share (the “Stock Purchase Price”). The Stock Purchase Price and the number of shares purchasable under the Warrant remain subject to adjustment as provided in Section 4 of the Warrant.

Executed this      day of                     , 200  .

EMPHASYS MEDICAL, INC.

By:

Name:

Title:

EXHIBIT B

LOCK-UP LETTER

August [*], 2007

Morgan Stanley & Co. Incorporated

Thomas Weisel Partners LLC

Leerink Swann & Company

Canaccord Adams Inc.

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Emphasys Medical, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley (the “Underwriters”), of shares (the “Shares”) of the Common Stock, par value $0.001 per share, of the Company (the “Common Stock”) pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the “Registration Statement”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period (the “Restricted Period”) commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, (c) transfers of Common Stock or any security convertible into Common Stock by will or intestate succession or to any trust or partnership for the direct or indirect benefit of the undersigned or immediate family of the undersigned or any member of the immediate family of the undersigned, (d) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners, members or stockholders of the undersigned or (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the Restricted Period; and provided further that in the case of any transfer or distribution pursuant to clause (b), (c) or (d), (i) each donee, trustee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period. For purposes of this Lock-Up Letter, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If:

(1) during the last 17 days of the Restricted Period the Company issues a earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless such extension is waived, in writing, by Morgan Stanley on behalf of the Underwriters.

The undersigned may exercise any options or warrants to purchase Common Stock, provided, in such case, that the shares of Common Stock issued upon exercise shall remain subject to this Lock-Up Letter.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial restricted period unless the undersigned requests and receives prior written confirmation from the Company or Morgan Stanley that the restrictions imposed by this agreement have expired.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable until terminated pursuant to the terms hereof and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns during such period.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Notwithstanding the foregoing, in the event a certain percentage of the shares held by the officers, directors and/or 3% or greater security holders of the Company are released from such lock-up restrictions, the same percentage shares of the Company’s securities held by the undersigned shall be released from any remaining lock-up restrictions; provided, however, that Morgan Stanley will not be obligated to release the undersigned from such lock-up unless Morgan Stanley has first released more than 3% of the Company’s total outstanding shares from such lock-up. Morgan Stanley shall use reasonable efforts to provide notice to the undersigned upon the occurrence a release of more than 3% of the Company’s total outstanding shares; provided that the failure to give such notice shall not give rise to any claim or liability against Morgan Stanley or the Underwriters.

If (i) the Underwriting Agreement terminates or is terminated prior to the payment for and delivery of the Shares proposed for sale under the Registration Statement, (ii) either Morgan Stanley, on the one hand, or the Company, on the other hand, have advised the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (iii) the Company notifies the undersigned in writing that it does not intend to proceed with the Public Offering, withdraws the Registration Statement or deregisters all of the Shares covered by the Registration Statement or (iv) the Underwriting Agreement is not executed on or prior to December 31, 2007, this Lock-Up Agreement shall terminate immediately upon such date and be of no further force and effect.

[Remainder of page intentionally blank.]

Very truly yours,

[ENTITY NAME]

By:

Name:

Title (if applicable)

EXHIBIT C

FORM OF AMENDMENT TO

FOURTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

This Amendment (the “Amendment”) to the Fourth Amended and Restated Investors’ Rights Agreement dated June 29, 2006 (the “Agreement”), is made as of this 5th day of September 2007 by and among Emphasys Medical, Inc., a Delaware corporation (the “Company”), the undersigned holders of Registrable Securities (as such term is defined therein) (the “Purchasers”) and each of Venture Lending & Leasing IV, LLC (“VLL IV”) and Venture Lending & Leasing V, LLC (“VLL V”).

RECITALS

A.     The Company and each of Venture Lending & Leasing IV, Inc. and Venture Lending and Leasing V, Inc. (which are wholly owned by VLL IV and VLL V, respectively) have entered into that certain Loan and Security Agreement of even date herewith (the “Loan Agreement”), pursuant to which the Company has issued to each of VLL IV and VLL V a warrant to purchase shares of Preferred Stock (the “Warrant Shares”).

B.     The parties desire to amend the Agreement to provide that the New Purchaser will be deemed to be an “Investor” and a “Holder” with respect to certain rights and obligations under the Agreement, and to make such other changes set forth below.

D.     The parties hereto desire to enter into this Amendment in accordance with Section 3.4 of the Agreement.

IT IS THEREFORE AGREED THAT:

1.     Definitions. All capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

2.     Amendments.

(a)	Section 1.1 is hereby amended to add the following subsection:

“(h) The term “VLL Warrants” means the warrants issued to each of Venture Lending & Leasing IV, LLC (“VLL IV”) and Venture Lending & Leasing V, LLC (“VLL V”) on September 5, 2007, for the purchase of Preferred Stock.”

(b)	Section 1.1(b) is hereby amended to read in its entirety as follows:

“(b) The term “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock other than shares for which registration rights have terminated pursuant to Section 1.15 hereof, (ii) the shares of Common Stock issuable upon conversion of the Preferred Stock issuable or issued upon exercise of the VLL Warrants (as defined below) (provided, however, that for the purposes of Section 1.2, the Holders of the VLL Warrants may not be Initiating Holders), and (iii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i) and (ii); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof, in each case so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, or (C) the Holder thereof is entitled to exercise any right provided in Section 1 in accordance with Section 1.15 hereof;”

(c)	Section 1.1(g) is hereby amended to read in its entirety as follows:

“(g) The term “Qualified IPO” means a firm commitment underwritten public offering by the Company of shares of its Common Stock pursuant to a registration statement under the Securities Act, which results in aggregate cash proceeds to the Company of $30,000,000 (net of underwriting discounts and commissions).”

Notwithstanding the foregoing, in the event that the Company does not complete a Qualified IPO on or before March 31, 2008, the foregoing amendment in this Section 2(c) shall be null and void, and the language set forth in Section 1.1(g) of the Agreement prior to the date of this Amendment shall remain in full force and effect

(d)     Each of VLL IV and VLL V hereby agrees to be bound by all of the terms and conditions of the Agreement applicable to Investors and Holders.

3.     Effect of Amendment. The undersigned Investors hold the requisite majority of the currently outstanding Registrable Securities to approve the foregoing amendment, in accordance with Section 3.4 of the Agreement. Except as amended as set forth above, the Agreement shall continue in full force and effect.

4.     Counterparts. This Amendment may be signed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed one and the same document.

EXHIBIT “E”

FORM OF LANDLORD WAIVER

In order to induce each of VENTURE LENDING & LEASING IV, INC. and VENTURE LENDING & LEASING V, INC. (each a “Lender”) to, among other things, provide financing, which is secured by certain equipment and other personal property assets (collectively, “Equipment”), to EMPHASYS MEDICAL, INC., a Delaware corporation (“Tenant”), pursuant to that certain Loan and Security Agreement dated as of September 5, 2007, between each Lender and Tenant, and any supplements, extensions, renewals and replacements thereof (the “Loan Agreement”), some or all of which Equipment may be located upon that certain real property located at 700 Chesapeake Drive, Redwood City, California (the “Real Property”), the undersigned declares and agrees as follows:

1.        The undersigned Landlord, HCP LS Redwood City, LLC (formerly known as Slough Redwood City, LLC, and successor in interest to CA-Seaport Centre Limited Partnership) is the owner of the Real Property (sometimes also referred to herein as the “Premises”), and is the landlord under the Office Lease Agreement dated as of October 31, 2003, as amended by an Amendment to Office Lease Agreement dated as of April 3, 2007 (as amended, the “Lease”), pursuant to which Tenant occupies the Premises.

2.        Notwithstanding the definition of Equipment set forth in the Loan Agreement and in this Waiver, except to the extent (if any) expressly set forth in Exhibit A described below, the Equipment constituting Lender’s collateral as contemplated by the Loan Agreement and by this Waiver is not intended to include any alterations, additions, improvements or other items that, pursuant to the Lease, have become or will become the property of Landlord and are to be left on the Premises upon the expiration or termination of the Lease (collectively, the “Excluded Items”), and nothing in this Waiver shall be construed to waive any of Landlord’ s rights or interests with respect to any Excluded Items under the terms of the Lease. Accordingly, the definition of Equipment will apply only to the extent of Tenant’s interest (determined in accordance with the terms of the Lease and applicable law) in any equipment, trade fixtures or other items otherwise falling within the definition of Equipment. At the written request of Tenant, Landlord will review any lists of items that Lender and Tenant propose to characterize as Equipment under the Loan Agreement and under this Waiver and as to which Lender requests that Landlord expressly waive or release any interest. Upon completion of such review, Landlord will advise Tenant and Lender in writing whether Landlord agrees that all of the listed items will be permitted to be treated as Equipment under the Loan Agreement and under this Waiver and as being free from any claim, lien or other interest of Landlord or, alternatively, whether Landlord asserts that any of the listed items are Excluded Items (and thereby excluded from the definition of Equipment) by operation of the first two sentences of this paragraph. For ease of identification, Exhibit A attached hereto contains (x) a list of certain existing or proposed items of equipment or personal property that the parties agree shall be treated as part of the Equipment and therefore will be covered by Landlord’s waiver or release of rights under this Waiver, regardless of whether they are affixed or attached to the Premises, and (y) a list of Excluded Items that the parties agree shall be treated as being or becoming Landlord’s property under the Lease and therefore are not part of the Equipment. Exhibit A may be amended from time to time by the parties hereto in writing, but no such amendment will be binding under this Waiver on any party unless such party consents in writing to the applicable amendment.

3.        Subject to the provisions of the preceding paragraph, (a) Landlord agrees that the Equipment shall at all times be deemed personal property, even though it may be placed on or affixed to the Real Property, and that until the expiration or termination of this Waiver, any right or interest in the Equipment that Landlord now has or may hereafter acquire because of the location or installation of the Equipment on the Real Property or otherwise is hereby made subject, subordinate and inferior to the rights of each Lender to the Equipment under the terms of the Loan Agreement; provided, that Landlord shall continue to retain all rights to bring an action in unlawful detainer and trespass against Tenant for nonpayment of any obligations under the Lease or for any other breaches of the Lease or of any other agreements between Landlord and Tenant, subject to each Lender’s rights with respect to the Equipment and to the provisions of this Waiver; and (b) each Lender agrees that the Excluded Items shall at all times be deemed the property of Landlord and not part of the Equipment, regardless of whether such Excluded Items or any of them might otherwise be construed to fall within the definition of Equipment (but for the provisions of this Waiver), and each Lender disclaims, waives and releases any and all right and interest that such Lender now has or that may arise after the date of this Waiver, under applicable law or by virtue of any of the loan documentation between such Lender and Tenant, to levy or distrain upon, or to claim or assert title to or a security interest in or a statutory or possessory lien on, any of the Excluded Items.

4.        Subject to the provisions of this Waiver, with not less than one (1) business day’s advance written notice to Landlord, each Lender and such Lender’s agents and employees may enter upon the Premises at all reasonable times and take possession of, remove and dispose of any of the Equipment pursuant to the terms of the Loan Agreement and/or of applicable law, free of any claim to, interest in, or lien on the Equipment in favor of Landlord; provided, however, that such right of entry and removal will be exercisable only (a) while Tenant is in possession of the Premises during the term of the Lease or (b) within twenty (20) days after such Lender receives written notice from Landlord that the expiration or an early termination of the Lease has occurred and that any Equipment remaining on the Premises is available for removal by such Lender during such 20-day period. Each Lender agrees that in the event Landlord gives such Lender a written notice as described in the preceding clause (b), any Equipment remaining on the Premises at the expiration of such 20-day period will be deemed abandoned, and Landlord will have the right and power, without further consent by or notice to such Lender, to use, retain, remove, sell and/or dispose of such Equipment in such manner as Landlord (in Landlord’s sole discretion) deems appropriate, regardless of the value or alleged value thereof, without any obligation or liability to such Lender or to Tenant. In connection with, and as a condition of, any entry upon the Premises and removal of Equipment by a Lender or such Lender’s agents or employees pursuant to the provisions of this paragraph, each Lender agrees to reimburse Landlord promptly upon Landlord’s written demand (accompanied by invoices or other documentation reasonably evidencing or supporting the amounts for which Landlord claims reimbursement) for (x) costs and expenses reasonably and actually incurred by Landlord, and damages actually incurred by Landlord, to the extent caused by such Lender or its agents or employees in connection with the entry on the Premises and removal of the Equipment by such Lender or its agents or employees in the exercise of such Lender’s rights under this Waiver, including (but not limited to) any such costs and expenses incurred in repairing any physical damage caused to the Premises or the improvements therein by such Lender or its agents or employees in the course of their entry on the Premises and removal of the Equipment; and (y) in the case of Equipment that remains in the Premises for more than five (5) business days after such Lender receives written notice from Landlord that the expiration or earlier termination of the Lease has occurred, an amount equal to a reasonable daily storage charge for the period from five (5) business days after receipt by Lender of notice of the date of expiration or earlier termination of the Lease until the earlier of (i) the date such Lender removes (or causes to be removed) such Equipment from the Premises or (ii) the date such Lender notifies Landlord in writing that such Lender waives and releases all rights, claims and interests with respect to any such Equipment remaining in the Premises (provided, however, that nothing in the preceding sentence shall require Lenders, in the aggregate, to pay more than a single daily storage charge for any period, and to the extent either Lender makes payment of such daily storage charge for any period, the amount of such payment shall be credited against any claim Landlord would otherwise have against the other Lender for a daily storage charge for the same period). Because the Equipment may be located throughout the Premises and would, by its presence, interfere with Landlord’s ability to use, re-lease or otherwise realize economic benefits from the Premises, each Lender agrees that such reasonable daily storage charge will equal all rent and other charges due under the Lease for the entirety of the Premises, at the rate in effect under the Lease immediately prior to the date of expiration or earlier termination of the Lease, prorated on a daily basis for the period as to which such reasonable daily storage charge accrues.

5.        Nothing in this Waiver authorizes or entitles, or is intended to authorize or to entitle, Lender to take any action that constitutes a breach of the Lease or, if taken by Tenant, would constitute a breach of the Lease.

6.        Landlord is executing this Waiver solely at the request of Tenant and as an accommodation to Tenant to permit Tenant to obtain certain benefits and financial accommodations from Lender. By executing this Waiver, Tenant hereby waives and releases any and all claims and/or causes of action against Landlord that may arise out of or in connection with Landlord’s granting to Lender of the rights granted in this Waiver or out of Lender’s exercise of any such rights at any time, including (but not limited to) any claims that any action or inaction by Landlord in connection with any exercise or attempted exercise of Lender’s rights under this Waiver or in connection with any removal or attempted removal of any Equipment by Lender constitutes a breach of any legal or contractual obligation of Landlord to Tenant.

7.        The waivers, rights and consents granted in this Waiver are solely for Landlord’s and Lender’s respective benefit and are not intended to benefit Tenant or any other person or entity other than Landlord, each Lender and their respective agents, employees, successors and assigns, nor to waive any rights that Landlord or either Lender may have against Tenant or any other third party. This Waiver establishes rights and obligations solely between Landlord and each Lender and does not, and shall not be construed to, modify the Lease or any rights or obligations between Landlord and Tenant (including, but not limited to, those concerning ownership of any alterations, additions, improvements or equipment) under the Lease.

8.        This Waiver and the waivers and agreements contained in this Waiver shall continue to be effective in accordance with their terms until the earlier of the date on which (i) all the obligations owed to Lender by Tenant are finally paid in full in cash or (ii) Lender removes (or causes to be removed) the Equipment from the Premises or otherwise relinquishes its rights in and to the Equipment pursuant to the provisions of this Waiver.

9.        This Waiver shall be of no force or effect unless and until (a) this Waiver is executed on behalf of Landlord, Tenant and each Lender and (b) a fully executed counterpart original of this Waiver is delivered to Landlord within twenty (20) days after the date on which Landlord delivers an executed counterpart of this Waiver to Tenant or Lender.

10.      Each reference herein to Lender and the Landlord shall be deemed to include their respective successors and assigns, all of whom shall be bound by and entitled to the benefits of the provisions hereof.

[signatures follow on next page]

Executed this              day of September, 2007.

LANDLORD:		LENDER:

HCP LS Redwood City, LLC, a Delaware limited liability company		Venture Lending & Leasing IV, Inc.

By:	HCP Estates USA Inc., Its Manager

By:

By:		Its:
Marshall D. Lees Executive Vice President

Address for Notices to Landlord:

c/o HCP Estates USA Inc. 444 North Michigan Avenue, Suite 3230 Chicago, IL 60611 Attn: Randy Rohner Fax: (312) 755-0717		Venture Lending & Leasing V, Inc.

with a copy to:

Folger Levin & Kahn LLP		By:
275 Battery Street, 23rd Floor
San Francisco, CA 94111		Its:
Attn: Donald E. Kelley, Jr. Fax: (415) 986-2827		Address for Notices to either Lender:

TENANT:		2010 North First Street, Suite 310 San Jose, CA 95131
Emphasys Medical, Inc., a Delaware corporation		Attn: CFO Fax: (408) 438-8625

By:

Its:

Address for Notices to Tenant:

700 Chesapeake Drive Redwood City, CA 94063 Attn: Mark A. Murray Fax: (650) 364-0403

Exhibit A

LIST OF ITEMS INCLUDED IN AND EXCLUDED FROM EQUIPMENT

Included Items:

For purposes of this Waiver, the following items or categories of items will not be treated as being or becoming the property of Landlord under the Lease, regardless of whether they are affixed or attached to the Premises, and will be treated as being included in the Equipment:

All of Tenant’s Property (as defined in the Lease) in the Premises (as defined in the Lease) other than the Excluded Items (defined below).

Excluded Items:

For purposes of this Waiver, the following items or categories of items will be treated as being or becoming the property of Landlord under the Lease, and will therefore be treated as being excluded from the Equipment and as being Excluded Items:

All Leasehold Improvements (as defined in the Lease), all Existing Personal Property (as set forth in Exhibit A to the Amendment to Office Lease Agreement dated as of April 3, 2007) and all Furniture (as defined in Paragraph 4 of Exhibit F to the Lease).

EXHIBIT “F”

FORM OF LEGAL OPINION

Venture Lending & Leasing IV, Inc.

2010 North First Street, Suite 310

San Jose, California 95131

Venture Lending & Leasing V, Inc.

2010 North First Street, Suite 310

San Jose, California 95131

Gentlemen:

We have acted as counsel to EMPHASYS MEDICAL, INC., a Delaware corporation (the “Company”), in connection with certain matters related to the execution and delivery by the Company of the Loan and Security Agreement and Supplement thereto, both dated as of September 5, 2007 (referred to together herein as the “Loan Agreement”), between the Company and Venture Lending & Leasing IV, Inc. and Venture Lending & Leasing V, Inc. (each a “Lender”), the Intellectual Property Security Agreement dated as of September 5, 2007 (the “IP Security Agreement”) between the Company and the Lenders, and the execution and delivery by the Company of warrants to purchase shares of its Preferred Stock issued in connection with the Loan Agreement(the “Warrants”). We are furnishing this opinion to you pursuant to Section 4.1(c) of the Loan and Security Agreement. The Loan Agreement and the IP Security Agreement are referred to herein collectively as the “Transaction Documents”). All capitalized terms used in this opinion, unless specifically defined herein, have the meanings given them in the Loan Agreement.

In rendering this opinion, we have examined such matters of law as we considered necessary for the purpose of rendering this opinion. As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties as to factual matters contained in and made by the Company pursuant to the Transaction Documents and upon certificates and statements of government officials and of officers of the Company. In addition, we have examined originals or copies of documents, corporate records and other writings, which we consider relevant for the purposes of this opinion. In such examination, we have assumed that the signatures on documents and instruments examined by us are authentic, that each document is what it purports to be, and that all documents submitted to us as copies or facsimiles conform with the originals, which facts we have not independently verified.

In making our examination of documents, we have further assumed that (i) each party to such documents (other than the Company in connection with the Transaction Documents) had the power, legal competence and capacity to enter into and perform all of such party’s obligations thereunder, (ii) each party to such documents (other than the Company in connection with the Transaction Documents) has duly authorized, executed and delivered such documents, (iii) each of such documents is enforceable against and binding upon the parties thereto (other than the Transaction Documents against the Company), and (iv) there is no fact or circumstance relating to you or your business that might prevent you from enforcing any of the rights provided for in the Transaction Documents. We have also assumed that there are no extrinsic agreements or understandings among the parties to the Transaction Documents that would modify or interpret the terms of the Transaction Documents or the respective rights or obligations of the parties thereunder.

As used in this opinion, the expression “to our knowledge” or “known to us” with reference to matters of fact refers to the current actual knowledge of attorneys within the firm principally responsible for handling current matters for the Company. Except to the extent expressly set forth herein we have not undertaken any independent investigation to determine the existence or absence of any other facts, and no inference as to our knowledge of the existence or absence of any such facts should be drawn from our representation of the Company or the rendering of the opinions set forth below.

We express no opinion as to matters governed by any laws other than the laws of the State of California, the Delaware General Corporation Law and the federal law of the United States of America. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the Loan Agreement or the transactions contemplated thereby.

In rendering the opinion set forth in paragraph (a) below as to the good standing of the Company, we have relied exclusively on certificates of public officials, although we have not obtained tax good standing certificates and no opinion is provided with respect to tax good standing.

In rendering the opinion expressed in paragraph (d) below, we have assumed the accuracy of, and have relied upon, the Company’s representations to us that the Company has made no offer to sell the Warrants by means of any general solicitation or publication of any advertisement therefor.

In addition to the foregoing, the opinions expressed below are specifically subject to the following limitations, exceptions, qualifications and assumptions:

(i)        We have assumed and express no opinion with respect to (a) the accuracy and completeness of representations and warranties of the Lenders set forth in the Loan Agreement, and (b) the validity of any wire transfers, drafts or checks tendered by the Lenders.

(ii)        We express no opinion as to compliance with applicable antifraud statutes, rules or regulations of applicable state and federal laws concerning the issuance or sale of securities, including, without limitation, (a) the accuracy and completeness of the information provided by the Company to the Lenders in connection with the offer and sale of the Warrants and (b) the accuracy or fairness of the past, present or future fair market value of any securities.

(iii)        We express no opinion as to the enforceability of any provisions of the Transaction Documents including without limitation, any opinion as to whether the Transaction Documents create a valid or perfected security interest in any collateral, or any opinion as to the priority of any security interest given or purported to be given under the Transaction Documents.

(iv)        We express no opinion as to the compliance of the Loan Agreement with the usury laws of the State of California or any other state or jurisdiction.

Based upon and subject to the foregoing and except as set forth in the Transaction Documents or the Schedule of Exceptions to the Loan Agreement, we are of the opinion that:

(a)    The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate power and authority necessary to own its properties and to conduct its business as, to our knowledge, it is presently conducted. The Company is qualified to do business and is in good standing as a foreign corporation in the State of California.

(b)    All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of the obligations under the Transaction Documents and the Warrants by the Company has been taken.

(c)    The execution, delivery and performance of, and compliance with, the Transaction Documents has not resulted, and will not result, in any violation of any term of the Company’s Certificate of Incorporation or Bylaws. The grant of registration rights in the Warrants does not constitute a default under the Company’s Amended and Restated Investors’ Rights Agreement.

(d)    Based in part upon the representations made by you in the Loan Agreement, the offer, sale and issuance of the Warrants and (assuming the Warrants are exercised on the date hereof for shares of the Company’s Preferred Stock in accordance with the Warrants (the “Warrant Shares”), and assuming such Warrant Shares were converted on the date hereof) the issuance of the Warrant Shares and the shares of Common Stock, if any, issuable upon conversion of the Warrant Shares, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and exempt from the qualification requirements of the California Corporate Securities Law of 1968, as amended.

This opinion is rendered as of the date first written above solely for your benefit in connection with the Loan Agreement and may not be relied on by, nor may copies be delivered to, any other person without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company. We assume no obligation to inform you of any facts, circumstances, events or changes in the law that may hereafter be brought to our attention that may alter, affect or modify the opinions expressed herein.

HELLER EHRMAN LLP

EYK

EXHIBIT “G”

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement (this “Agreement”) is made as of                     , 200  , by and between EMPHASYS MEDICAL, a Delaware corporation (“Grantor”), and VENTURE LENDING & LEASING IV, INC. (“VLL4”) and VENTURE LENDING & LEASING V, INC. (“VLL5”), both Maryland corporations (sometimes referred to herein individually or together as “Secured Party”).

RECITALS

A.     Pursuant to (i) that certain Loan and Security Agreement of even date herewith between Grantor, as borrower, and VLL4, as lender, and (ii) that certain Loan and Security Agreement of even date herewith between Grantor, as borrower, and VLL5, as lender, as such agreements may from time to time be amended, restated, supplemented or otherwise modified (individually and together, the “Loan Agreement”), Secured Party has agreed to make certain advances of money and to extend certain financial accommodations to Grantor (the “Loans”) in the amounts and manner set forth in the Loan Agreement. All capitalized terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

B.     Secured Party is willing to make the Loans to Grantor, but only upon the condition, among others, that Grantor shall grant to Secured Party a security interest in substantially all of Grantor’s personal property whether presently existing or hereafter acquired. To that end, Grantor has executed in favor of Secured Party the Loan Agreement granting a security interest in all Collateral, and is executing this Agreement with respect to certain items of Intellectual Property, in particular.

NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

1.     Grant of Security Interest. As collateral security for the prompt and complete payment and performance of all of Grantor’s present or future Obligations, Grantor hereby grants a security interest and mortgage to Secured Party, as security, in and to Grantor’s entire right, title and interest in, to and under the following Intellectual Property, now owned or hereafter acquired by Grantor or in which Grantor now holds or hereafter acquires any interest (all of which shall collectively be called the “Collateral” for purposes of this Agreement):

(a)     Any and all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or of any other country; all registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, and State thereof or any other country; all continuations, renewals, or extensions thereof; and any registrations to be issued under any pending applications, including without limitation those set forth on Exhibit A attached hereto (collectively, the “Copyrights”);

(b)     All letters patent of, or rights corresponding thereto in, the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto in, the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; all reissues, continuations, continuations-in-part or extensions thereof; all petty patents, divisionals, and patents of addition; and all patents to be issued under any such applications, including without limitation the patents and patent applications set forth on Exhibit B attached hereto (collectively, the “Patents”);

(c)     All trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, and reissues, extensions or renewals thereof, and the entire goodwill of the business of Grantor connected with and symbolized by such trademarks, including without limitation those set forth on Exhibit C attached hereto (collectively, the “Trademarks”);

(d)     Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(e)     All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(f)     All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

(g)     All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

Notwithstanding the foregoing the term “Collateral” shall not include: (a) “intent-to-use” trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise, but only to the extent the granting of a security interest in such “intent to use” trademarks would be contrary to applicable law or (b) any contract, instrument or chattel paper in which Grantor has any right, title or interest if and to the extent such contract, instrument or chattel paper includes a provision containing a restriction on assignment such that the creation of a security interest in the right, title or interest of Grantor therein would be prohibited and would, in and of itself, cause or result in a default thereunder enabling another person party to such contract, instrument or chattel paper to enforce any remedy with respect thereto; provided, however, that the foregoing exclusion shall not apply if (i) such prohibition has been waived or such other person has otherwise consented to the creation hereunder of a security interest in such contract, instrument or chattel paper, or (ii) such prohibition would be rendered ineffective pursuant to Sections 9-407(a) or 9-408(a) of the UCC, as applicable and as then in effect in any relevant jurisdiction, or any other applicable law (including the Bankruptcy Code) or principles of equity); provided further that immediately upon the ineffectiveness, lapse or termination of any such provision, the term “Collateral” shall include, and Grantor shall be deemed to have granted a security interest in, all its rights, title and interests in and to such contract, instrument or chattel paper as if such provision had never been in effect; and provided further that the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect Secured Party’s unconditional continuing security interest in and to all rights, title and interests of Grantor in or to any payment obligations or other rights to receive monies due or to become due under any such contract, instrument or chattel paper and in any such monies and other proceeds of such contract, instrument or chattel paper.

2.     Covenants and Warranties. Grantor represents, warrants, covenants and agrees as follows:

(a)     Grantor is now the sole owner of the Collateral, except for non-exclusive licenses granted by Grantor to its customers in the ordinary course of business;

(b)     During the term of this Agreement, Grantor will not transfer or otherwise encumber any interest in the Collateral, except for licenses or sublicenses granted by Grantor in the ordinary course of business or as set forth in this Agreement;

(c)     To its knowledge, each of the Patents is valid and enforceable, and no part of the Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Collateral violates the rights of any third party;

(d)     Grantor shall deliver to Secured Party within thirty (30) days of the last day of each fiscal quarter, a report signed by Grantor, in form reasonably acceptable to Secured Party, listing any applications or registrations that Grantor has made or filed during such fiscal quarter in respect of any patents, copyrights or trademarks and the status of any outstanding applications or registrations, to the extent there has been a change during such fiscal quarter. Grantor shall promptly advise Secured Party of any material change in the composition of the Collateral, including but not limited to any subsequent ownership right of the Grantor in or to any Trademark, Patent or Copyright not specified in this Agreement;

(e)     Grantor shall use reasonable commercial efforts to (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents and Copyrights (ii) detect infringements of the Trademarks, Patents and Copyrights and promptly advise Secured Party in writing of material infringements detected and (iii) not allow any material Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Secured Party, which consent shall not be unreasonably withheld;

(f)     Grantor shall apply for registration (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable: (i) those intellectual property rights listed on Exhibits A, B and C hereto within thirty (30) days of the date of this Agreement; and (ii) those additional intellectual property rights developed or acquired by Grantor from time to time in connection with any product or service, prior to the sale or licensing of such product or the rendering of such service to any third party (including without limitation revisions or additions to the intellectual property rights listed on such Exhibits A, B and C), except with respect to such rights that Grantor determines in its sole but reasonable commercial judgment need not be registered to protect its own business interests. Grantor shall, from time to time, execute and file such other instruments, and take such further actions as Secured Party may reasonably request from time to time to perfect or continue the perfection of Secured Party’s interest in the Collateral. Grantor shall give Secured Party notice of all such applications or registrations; and

(g)     Grantor shall not enter into any agreement that would materially impair or conflict with Grantor’s obligations hereunder without Secured Party’s prior written consent, which consent shall not be unreasonably withheld. Grantor shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Grantor’s rights and interests in any property included within the definition of the Collateral acquired under such contracts.

3.     Further Assurances; Attorney in Fact.

(a)     On a continuing basis, Grantor will make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including appropriate financing and continuation statements and collateral agreements and filings with the United States Patent and Trademark Office and the Register of Copyrights, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by Secured Party, to perfect Secured Party’s security interest in all Copyrights, Patents and Trademarks and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to Secured Party the grant or perfection of a security interest in all Collateral.

(b)     Grantor hereby irrevocably appoints Secured Party as Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, from time to time in Secured Party’s discretion, to take any action and to execute any instrument which Secured Party may deem necessary or advisable solely (i) to modify, in its sole discretion, this Agreement without first obtaining Grantor’s approval of or signature to such modification by amending Exhibits A, B and C, hereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by Grantor after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which Grantor no longer has or claims any right, title or interest, (ii) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Grantor where permitted by law, and (iii) after the occurrence and during the continuance of an Event of Default, to transfer the Collateral into the name of Secured Party or a third party to the extent permitted under the California Uniform Commercial Code, subject to the forbearance provision set forth in Section 4(a) of Part 2 of the Supplement.

4.     Events of Default. The occurrence of any of the following shall constitute an Event of Default under this Agreement:

(a)     An Event of Default under the Loan Agreement; or

(b)     Grantor’s breach of any warranty or agreement made by Grantor in this Agreement and, as to any breach that is capable of cure, Grantor’s failure to cure such breach within thirty (30) days of the sooner to occur of Grantor’s receipt of notice of such breach from Secured Party or the date on which such breach first becomes known to Grantor.

5.     Amendments. This Agreement may be amended only by a written instrument signed by both parties hereto, except for amendments permitted under Section 3 hereof to be made by Secured Party alone.

6.     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

7.     Several Nature of Secured Party’s Obligations and Rights; Pari Passu Security Interests. This Agreement is and shall be interpreted for all purposes as separate and distinct agreements between Grantor and VLL4, on the one hand, and Grantor and VLL5, on the other hand, and nothing in this Agreement shall be deemed a joint venture, partnership or other association between VLL4 and VLL5. Each reference in this Agreement to “Secured Party” shall mean and refer to each of VLL4 and VLL5, singly and independent of one another. Without limiting the generality of the foregoing, the covenants and other obligations of “Secured Party” under this Agreement are several and not joint obligations of VLL4 and VLL5, and all rights and remedies of “Secured Party” under this Agreement may be exercised by VLL4 and/or VLL5 independently of one another. The security interests granted by Grantor to each of VLL4 and VLL5 hereunder and under the Loan Agreement shall be deemed to have been granted and perfected at the same time and shall be of equal priority.

[Signature Pages Follow]

[Signature page to Intellectual Property Security Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

GRANTOR:

Address of Grantor:	EMPHASYS MEDICAL, INC.

700 Chesapeake Drive Redwood City, CA 94063 Attn: CFO	By:

Name:

Its:

SECURED PARTY:

Address of Secured Party:	VENTURE LENDING & LEASING IV, INC.

2010 North First Street, Suite 310 San Jose, CA 95131 Attn: President	By:
Name:

Its:

VENTURE LENDING & LEASING V, INC.

By:

Name:

Its: